                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /


      Check the appropriate box:
      / /        Preliminary information statement
      / /        Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
      /X/        Definitive information statement


                PRINTRAK INTERNATIONAL INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):


/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14c-5(g) and
           0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ------------------------------------------------------------
           2)   Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           5)   Total fee paid:
                ------------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount previously paid:
                ------------------------------------------------------------

           2)   Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------

           3)   Filing Party:
                ------------------------------------------------------------

           4)   Date Filed:
                ------------------------------------------------------------

                                 PRINTRAK LOGO



                             1250 N. TUSTIN AVENUE
                           ANAHEIM, CALIFORNIA 92807


    TO THE STOCKHOLDERS OF PRINTRAK INTERNATIONAL INC.:

    On August 28, 2000, the Board of Directors of Printrak International Inc. and the holders of a majority of Printrak's outstanding Common Stock approved a merger of Printrak with a wholly-owned subsidiary of Motorola, Inc. Printrak will survive the Merger as a wholly-owned subsidiary of Motorola.

    Printrak's board of directors has carefully considered the terms and conditions of the proposed merger and has determined that the Merger is fair to and in the best interests of all Printrak's stockholders. The enclosed Information Statement is being provided to you in order to comply with requirements of the Securities and Exchange Commission. I urge you to read it in its entirety, but you need not take any other action at this time. No vote will take place since all required stockholder approvals have been obtained, and you are not being asked for a proxy. I encourage you to read the Information Statement carefully.


    You can find out how to obtain additional information regarding Printrak in the section entitled "Where You can Find More Information" on page 28.


                                          /s/ Richard M. Giles

                                          Richard M. Giles
                                          CHIEF EXECUTIVE OFFICER AND CHAIRMAN


Anaheim, California
October 21, 2000


--------------------------------------------------------------------------------
        WE ARE NOT ASKING YOU FOR A PROXY. THE MERGER HAS BEEN APPROVED.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT THE MERGER......................      2

SUMMARY.....................................................      4

  The Companies.............................................      4
  Approval of the Merger....................................      5
  Appraisal Rights Under Delaware Law.......................      5
  The Merger................................................      6
  Related Agreements........................................      9

ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS..........      9

THE MERGER AND RELATED TRANSACTIONS.........................     11

  General...................................................     11
  Closing...................................................     11
  Background of the Merger..................................     11
  Printrak's Reasons for the Merger; Recommendation of
    Printrak's Board of Directors...........................     13
  Opinion of Printrak's Financial Advisor...................     14
  Required Regulatory Filings and Approvals.................     18
  Management and Operations Following the Merger............     19
  Interests of Certain Persons in the Merger................     19

THE MERGER AGREEMENT........................................     20

  Structure of the Merger...................................     20
  Merger Consideration......................................     20
  Representations and Warranties............................     20
  Conduct of Business Prior to the Merger...................     21
  Additional Agreements.....................................     22
  Conditions to the Merger..................................     22
  Stock Options, Stock Plans and Bonuses....................     23
  Termination Rights........................................     23
  Indemnification Rights....................................     24
  Amendment and Waiver......................................     24
  Certain Federal Income Tax Consequences...................     24
  Accounting Treatment......................................     25
  Delisting and Deregistration of Printrak Common Stock
    After the Merger........................................     25
  Appraisal Rights Under Delaware Law.......................     25

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
  OWNERS....................................................     27

WHERE YOU CAN FIND MORE INFORMATION.........................     28

APPENDIX A -- Agreement and Plan of Merger, dated as of
             August 28, 2000 by and among Printrak
             International Inc., Motorola, Inc., Panther
             Acquisition Corp., and The Smith Family
             Revocable Trust dated October 2, 1992, The
             Giles Living Trust UDT dated December 17, 1993 and The Giles Family Foundation.
APPENDIX B -- Opinion of Wedbush Morgan Securities, dated
  August 28, 2000.
APPENDIX C -- Section 262 of the Delaware General
  Corporation Law--Appraisal Rights

                          PRINTRAK INTERNATIONAL INC.
                               1250 N. TUSTIN AVE
                           ANAHEIM, CALIFORNIA 92807

                            ------------------------

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    This Information Statement is furnished by the Board of Directors of Printrak International Inc., a Delaware corporation ("Printrak"), to holders of the outstanding shares of Common Stock, par value $.0001 per share (the "Printrak Common Stock" or "Common Stock"), of the Company in connection with an Agreement and Plan of Merger, dated as of August 28, 2000 (the "Merger Agreement"), by and between Motorola Inc. ("Motorola"), Panther Acquisition Corp. a Delaware Corporation ("Acquisition Sub"), Printrak and The Smith Family Revocable Trust dated October 2, 1992, The Giles Living Trust UDT dated
December 17, 1993 and The Giles Family Foundation (collectively, the "Majority Stockholders"). The Merger Agreement provides for the merger (the "Merger") of Acquisition Sub with and into Printrak, with Printrak as the corporation surviving the Merger.

    The Majority Stockholders currently beneficially own approximately 51.9% of the Printrak Common Stock, representing approximately 51.9% of the voting power of the stockholders of Printrak.

    As a result of the Merger, each share of Printrak Common Stock (other than shares owned by those stockholders who have validly perfected their dissenters rights under Delaware law) will be converted into the right to receive $12.1406 in cash, without interest (the "Merger Consideration"). The Merger Consideration represented a premium of approximately 35% over the $8.89 average closing price per share during the 30 trading days preceding August 28, 2000, which was the last full trading day before the execution and public announcement of the Merger Agreement. Representatives of Printrak and Motorola negotiated the Merger Consideration. The total consideration payable to the holders of Printrak Common Stock in the Merger and to the holders of options to acquire Printrak Common Stock is approximately $160 million. A copy of the Merger Agreement is attached to this Information Statement as Exhibit A.

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


    A written consent executed by the majority stockholders of Printrak approving the Merger was executed and delivered to Printrak on August 28, 2000. The Merger is expected to become effective on or about November 10, 2000.



    This Information Statement is being mailed on or about October 21, 2000 to all holders of Printrak's Common Stock.



    The shares of Common Stock constitute the only outstanding class of voting securities of Printrak. Only the majority stockholders of Printrak of record as of the close of business on August 28, 2000 (the "Record Date"), approved the Merger in an action by written consent. As of the Record Date, there were 11,973,923 shares of Common Stock outstanding and entitled to vote. No shares of Printrak's Preferred Stock, $.0001 par value, were outstanding.


                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE MERGER?

A: Panther Acquisition Corp., a wholly-owned subsidiary of Motorola, Inc. will merge with and into Printrak, with Printrak as the surviving company. Motorola is one of the world's leading providers of analog and digital two-way voice and data radio communications products and systems for public safety and other customers worldwide. As a result of the Merger, Printrak will become a wholly-owned subsidiary of Motorola and will no longer be a publicly traded company.


Q: WHAT WILL I RECEIVE IN THE MERGER?



A: In connection with the Merger, $12.1406 in cash will be issued for each share of Printrak Common Stock subject to the right of stockholders to dissent and seek appraisal of the fair value of their shares under Delaware law. For a more complete description of the Merger, see the section of this Information Statement entitled "Structure of the Merger" on page 20.


Q: WILL THE SURVIVING COMPANY BE A PUBLIC COMPANY?


A: No. As a result of the Merger, Printrak International Inc., as the corporation surviving the merger, will be privately held. Upon consummation of the merger, Printrak's Common Stock will cease to be quoted on the NASDAQ National Market and there will be no public market for the stock. In addition, registration of the Common Stock will be terminated and Printrak will no longer be required to file periodic reports with the Securities and Exchange Commission.


Q: WHY DID PRINTRAK AGREE TO MERGE WITH MOTOROLA?


A: Printrak's Board of Directors believes that the terms and provisions of the Merger Agreement with Motorola and the Merger with Motorola is fair to and in the best interests of Printrak and its stockholders. For more information on the reasons Printrak is proposing the Merger, see the section of this Information Statement entitled "Printrak's Reasons for the Merger; Recommendation of Printrak's Board of Directors" on page 13.


Q: WHAT WILL MOTOROLA RECEIVE IN THE MERGER?

A: Upon the closing of the Merger, all shares of Printrak's Common Stock that are issued and outstanding immediately prior to the Merger will be automatically converted into the right to receive $12.1406. Upon the closing of the Merger, Motorola will own 100% of Printrak's issued and outstanding stock.

Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?


A If you wish, you may dissent and seek an appraisal of the fair market value of your shares, but only if you comply with all Delaware laws and procedures explained on pages 25-26 of this Information Statement.


Q: WHY AM I BEING PROVIDED WITH THIS INFORMATION STATEMENT?

A: The Securities and Exchange Commission and federal securities laws require that Printrak provide its holders of voting securities with notice of corporate action undertaken by written consent if proxies were not solicited. We are providing you with this Information Statement because the Merger was approved by the written consent of the holders of a majority of Printrak's stock and proxies were not solicited.

Q: SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. We will send you written instructions for exchanging your share certificates promptly after the closing of the Merger.

Q: WHAT VOTE WAS REQUIRED TO APPROVE THE MERGER?

A: The approval of the Merger required the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote as of the date the written consent was executed, August 28, 2000.

Q: WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE MERGER TO ME?


A: The Merger generally will be taxable to you for U.S. Federal income tax purposes. To review the federal income tax consequences to stockholders in greater detail, see pages 24-25 of this Information Statement.


Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A: The Merger is expected to become effective on or about November 10, 2000.


Q: WHOM SHOULD I CALL WITH MY QUESTIONS?

A: If you would like additional copies of this document, or if you have more questions about the Merger, including the procedures for obtaining the cash payment for your shares, please contact:

                          PRINTRAK INTERNATIONAL INC.
                            ATTENTION: JANET HARMIER
                                   CONTROLLER

                            Phone number: (714) 238-2000

                                    SUMMARY

    This summary highlights information from this Information Statement. This summary may not contain all of the information that is important to you. You should read carefully the entire Information Statement and the other documents referred to in this Information Statement to obtain a full understanding of the matters about which you are being informed.

    Throughout this Information Statement, the "Merger Agreement" refers to the Agreement and Plan of Merger, dated as of August 28, 2000, and attached hereto as Exhibit A, and "Merger" refers to the merger of Panther Acquisition Corp. with and into Printrak International Inc. with Printrak International Inc. as the surviving corporation. Panther Acquisition Corp. is wholly-owned by Motorola Inc. For ease of reference we sometimes refer in this document to Panther Acquisition Corp. as "Acquisition Sub," to Motorola Inc. as "Motorola," to Printrak International Inc. as "Printrak" and The Smith Family Revocable Trust dated October 2, 1992, The Giles Living Trust UDT dated December 17, 1993 and The Giles Family Foundation, collectively, as the "Majority Stockholders." We are using the term "Printrak Common Stock" or "Common Stock" to mean all of the Common Stock of Printrak, par value $.0001 per share.


THE COMPANIES


                          PRINTRAK INTERNATIONAL INC.
                              1250 N. TUSTIN BLVD.
                           ANAHEIM, CALIFORNIA 92807
                                 (714) 666-2700

    Printrak International Inc. is a global supplier of enterprise software and related services for information management and decision support that ensures community safety and security. Printrak's suite of networked applications provides comprehensive management of government records for rapid access and analysis of critical and time-sensitive public information. The systems operate by gathering, validating, warehousing, mining and distributing mission critical data to government agencies and businesses using private networks, the Internet or wireless services. Printrak technology also provides the positive identification infrastructure necessary to reduce fraud and enhance data exchange. Printrak's systems serve national, state, county and municipal agencies in 36 countries. Printrak is a Delaware corporation with its principal offices located at the above address.

                                 MOTOROLA, INC.
                             1303 E. ALGONQUIN RD.
                           SCHAUMBURG, ILLINOIS 60196
                                 (847) 576-5000

    Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

    - software-enhanced wireless telephone, two-way radio, messaging and satellite communications products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers;

    - embedded semiconductor solutions for customers in networking and computing, transportation, wireless communications and imaging and entertainment industries;

    - embedded electronic systems for automotive, communications, imaging, manufacturing systems, computer, consumer and industrial customers; and

    - digital and analog systems and set-top terminals for broadband cable television operators.

    Motorola is a Delaware corporation with its principal offices located at the above address.

                           PANTHER ACQUISITION CORP.
                             1303 E. ALGONQUIN RD.
                           SCHAUMBURG, ILLINOIS 60196
                                 (847) 576-5000

    Acquisition Sub is a newly-formed, wholly-owned subsidiary of Motorola formed solely for the purposes of the Merger. Acquisition Sub is a Delaware corporation with its principal officers located at the above address.

PURPOSE, BACKGROUND AND EFFECTS OF THE MERGER


    The Merger will cause Printrak to be privately owned, which the Majority Stockholders believe will advance Printrak's long-term strategy, and will be beneficial from a competitive and cost standpoint and from the standpoint of employee relations. Upon the consummation of the Merger, Printrak's stock will cease to be publicly traded and holders of Printrak Common Stock (other than those who dissent from the Merger and seek appraisal of their shares in accordance with Delaware law (the "Dissenting Stockholders")) will receive $12.1406 per share in cash. Following the Merger, all of the capital stock of Printrak, as the surviving corporation, will be owned by Motorola.



APPROVAL OF THE MERGER



ACTION BY WRITTEN CONSENT OF PRINTRAK MAJORITY STOCKHOLDERS (PAGE 9)


    On August 28, 2000, holders of a majority of the outstanding Common Stock of Printrak approved the Merger of Panther Acquisition Corp. with and into Acquisition Sub in an action by written consent.


RECORD DATE; VOTE REQUIRED (PAGE 9)


    On August 28, 2000, the Record Date, there were 11,973,923 shares of Printrak Common Stock outstanding. Holders of Printrak Common Stock were entitled to one vote for each share of Printrak Common Stock that they owned on the Record Date. Approval of the Merger by Printrak majority stockholders required the affirmative vote of more than 50% of the total shares issued and outstanding as of the time of the execution of the Merger Agreement, August 28, 2000.


APPROVAL OF THE MERGER AND RECOMMENDATIONS OF PRINTRAK'S BOARD OF DIRECTORS
  (PAGES 10 AND 13-14)


    Printrak's Board of Directors declared the Merger advisable and determined that the Merger is fair to Printrak and you, as a Printrak stockholder, and is also in the best interests of Printrak and its stockholders as a whole.

APPRAISAL RIGHTS UNDER DELAWARE LAW


    If the Merger is consummated, holders of Common Stock may have the right under Delaware law to demand an appraisal of their shares of Common Stock (shares held by stockholders who perfect such rights are referred to herein as Dissenting Shares). The required procedure set forth in Section 262 of the DGCL must be followed exactly or any appraisal rights may be lost. In order to be entitled to exercise appraisal rights, a Printrak stockholder may not have voted in favor of the Merger Agreement. A Printrak stockholder electing to exercise appraisal rights must also make written demand upon Printrak for the purchase of Dissenting Shares and payment to such stockholder in cash of their appraised value. Such demand must be received by Printrak or Printrak's transfer agent within twenty (20) days of the mailing of this Information Statement. The demand should specify the number of shares held of record by such stockholder and that the stockholder intends to demand the appraisal of such stockholders' shares. A copy of Section 262 of the DGCL is attached hereto as APPENDIX C.

THE MERGER

    We have attached the Merger Agreement to this document as APPENDIX A. Please read the Merger Agreement in its entirety. It is the legal document that governs the Merger.


GENERAL (PAGE 11)



    If all conditions to the Merger are satisfied, Acquisition Sub will merge with and into Printrak, and Printrak will be the surviving corporation. After the Merger, Printrak will be a wholly-owned subsidiary of Motorola and will not be a publicly traded company. The Merger Agreement provides that Acquisition Sub's sole stockholder, Motorola, will receive all outstanding shares of Printrak Common Stock in exchange for the payment of Merger Consideration equal to $12.1406, per share, for an aggregate consideration equal to approximately $160 million.



EFFECT OF MERGER ON YOUR SHARES (PAGE 20)


    As a Printrak stockholder, each of your shares of Printrak Common Stock will, at the time the Merger becomes effective, entitle you to receive $12.1406 if you do not exercise your appraisal rights. All other rights associated with your status as a holder of Printrak Common Stock shall terminate, including voting and dividend rights.

SURRENDER OF CERTIFICATES.

    You will be notified promptly of the consummation of the Merger and will be advised of the procedure for surrender of your stock certificates in exchange for the Merger Consideration, which will be paid promptly after such surrender. YOU SHOULD NOT SEND IN STOCK CERTIFICATES AT THIS TIME.

EFFECTIVE TIME OF THE MERGER


    The Merger will become effective upon the acceptance of the filing of the certificate of merger with the Secretary of State of Delaware, or such later time as may be specified in the Merger Agreement. The certificate of merger is expected to be filed as soon as practicable after the satisfaction or waiver of each of the conditions to consummation of the Merger, which is expected to occur as soon as practicable.


REASONS FOR THE MERGER

    Printrak's Board of Directors has unanimously approved the Merger Agreement and the Merger, declared the Merger advisable and believes that the Merger is fair to and in the best interests of Printrak's stockholders and, prior to the execution of the written consent of the Majority Stockholders unanimously recommended that the Majority Stockholders approve of the execution Merger Agreements and the Merger. In reaching its unanimous determination, the Board considered a number of factors, including its knowledge of Printrak and the business, management's assessments, the historical and current value of the Common Stock, the terms of the Merger Agreement, and the fairness opinion of Wedbush Morgan Securities. The Board believes that Printrak's current and potential customers and the overall marketplace are demanding full spectrum networked public safety solutions, and that Printrak is limited as a stand alone company in its resources and ability to raise the capital required to execute the aggressive acquisition strategy necessary to provide such solutions. For these reasons, among others, the Board believes that there is substantial risk that in the long-term, as a stand-alone company, Printrak would not produce stockholder value in excess of the Merger Consideration.

OPINION OF PRINTRAK'S FINANCIAL ADVISOR (PAGES 14-18)



    Printrak's board of directors has received a written opinion from Wedbush Morgan Securities, an investment banking firm, that the consideration to be received by you in the Merger is fair from a financial point of view. The full text of Wedbush's written opinion dated August 28, 2000 is attached to this document as APPENDIX B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Wedbush's opinion is addressed to the Printrak board and does not constitute a recommendation to any stockholder with respect to any matters relating to the Merger.



CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGES 24-25)


    The cash you will receive as a result of this Merger may be taxable income for Federal income tax purposes and also may be taxable under state, local and foreign tax laws. You are urged to consult your own tax and financial advisors as to the tax consequences to you of this Merger in light of your particular circumstances.


INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 19)



    In considering the Board of Directors' approval of this Merger, you should be aware that the Board and certain Printrak officers have interests that may conflict with the best interests of Printrak and you. These interests include the value of exercisable options held by directors and executive officers of Printrak, severance agreements entered into by Printrak and certain employees of Printrak, indemnification and liability insurance to be provided by Motorola for the benefit of officers and directors of Printrak for six years following the Merger, the 49.76% ownership of Printrak Common Stock held by our Chief Executive Officer and Chairman, Richard Giles, and a Consulting Agreement to be entered into between Motorola and Mr. Giles.



REQUIRED REGULATORY FILINGS AND APPROVALS (PAGES 18-19)



    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 requires Printrak and Motorola to furnish certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and requires a specified waiting period to expire or be terminated before the Merger can be completed. Even after the waiting period expires or terminates, the Antitrust Division of the Department of Justice and the Federal Trade Commission will have the authority to challenge the Merger on antitrust grounds before or after the Merger is completed. Printrak and Motorola filed the antitrust notification and report forms on September 26, 2000 and received early termination of the waiting period from the Federal Trade Commission effective October 11, 2000.



    In addition, Printrak and Motorola are required to furnish certain information and materials to the antitrust authorities of Argentina, Brazil, the Federal Republic of Germany and Romania. Filings were made in Argentina on September 22, 2000, in Brazil on September 19, 2000 and in the Federal Republic of Germany on September 27, 2000. German antitrust authorities have one month after the parties file their application to review the transaction. During that one month period, they can either approve the transaction or initiate an examination of the transaction which could take an additional three months, during which time the parties cannot close the transaction. During this three month period, the antitrust authorities will either approve the transaction or prohibit it. Approval may be granted before the initial one month review or before the additional three month review period. If approved, the antitrust authorities can not later challenge the transaction under their merger law but could challenge the transaction under other provisions of their antitrust laws. Printrak and Motorola intend to make a post-closing filing in Romania as soon as practicable after the closing.

STOCK OPTIONS, STOCK PLANS AND BONUSES (PAGE 23)


    Pursuant to the terms of Printrak's stock option plans and the Merger Agreement, holders of stock options of Printrak will be entitled to accelerated vesting of such options to the extent such options would be vested on March 31, 2001. Printrak will pay each holder of options, in exchange for the cancellation of such options, an amount of cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of each share subject to such Printrak Option and (ii) the number of shares subject to such Printrak Option immediately prior to the Effective Time.

    Printrak has also amended certain other stock purchase and compensation plans, as more fully described herein.


CONDITIONS TO COMPLETION OF THE MERGER (PAGE 22)


    The completion of the Merger depends on a number of conditions being satisfied, including, but not limited to, the following:

    - certain related agreements between Motorola and Richard Giles being entered into;

    - the receipt of all necessary governmental consents, including expiration or termination of applicable waiting periods under U.S. antitrust laws;

    - the absence of any order, decree or ruling or any statute or regulation which would prohibit the Merger or render the Merger illegal;

    - each of the key employees identified in the Merger Agreement shall have executed offer letters in forms satisfactory to Motorola; and

    - the absence of material adverse changes to the financial condition or results of operations of each of Printrak and Motorola other than changes caused by changes in general economic conditions or conditions generally affecting the industries in which Printrak and Motorola conduct their respective operations.

    Either Printrak or Motorola may choose to waive a condition to its obligation to complete the Merger even though that condition has not been satisfied. In the event that the parties do decide to waive any conditions, the parties may recirculate this document to disclose the waiver of the condition and all related disclosures, including the risks to Printrak stockholders resulting from the waiver.


TERMINATION OF THE MERGER AGREEMENT (PAGE 23)


    Printrak and Motorola may agree in writing to terminate the Merger Agreement and abandon the Merger at any time without completing the Merger. In addition, either Printrak or Motorola may terminate the Merger Agreement and abandon the Merger if the Merger has not been consummated prior to December 31, 2000, under certain circumstances.

    In addition, the Merger Agreement may be terminated under the circumstances summarized below:

    - by Motorola or Acquisition Sub, if Printrak or any of the majority stockholders have materially breached their respective representations and warranties or materially failed to perform their respective covenants or agreements and such breach or failure to perform has not been cured prior to the closing;

    - by Printrak if Motorola or Acquisition Sub have materially breached their representations and warranties or materially failed to perform their covenants or agreements and such breach or failure to perform has not been cured prior to the closing;

    - by either Motorola, Acquisition Sub or Printrak if all the conditions of the Merger Agreement have not been satisfied or waived on or before December 31, 2000, other than as a result of a breach by the terminating party; or

    - by either Motorola or Printrak, if any court or other governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

RELATED AGREEMENTS


CONSULTING AGREEMENT (PAGE 22)


    In order to induce Motorola to enter into the transaction, and as a condition to the closing of the Merger, Richard Giles has entered into a consulting agreement with Motorola that provides, among other things, that he will perform consulting services to Motorola for a period of six months following the closing of the Merger, in exchange for certain daily compensation.


NON-COMPETE, NON-SOLICIT, NON-DISCLOSURE AND WAIVER AGREEMENT (PAGE 22)


    As a condition to the closing of the Merger, Motorola and Richard Giles, individually and in his capacity as Trustee of The Giles Living Trust UDT dated December 17, 1993 and President of The Giles Family Foundation, entered into a non-compete, non-solicit, non-disclosure and waiver agreement. Under this agreement, Richard Giles agrees not to compete with Motorola in markets in which Printrak does business as of the time of the Merger, not to solicit employees of Printrak and not to disclose confidential, proprietary information of Motorola or Printrak which is in his possession. Richard Giles under this agreement also waives his rights to any severance benefits under existing contract rights with Printrak.

PAYING AGENT AGREEMENT


    In order to facilitate the payment of Merger Consideration, Equiserve Trust Company, N.A., a national banking association with its principal offices in Boston, Massachusetts, has agreed to act as paying agent under that certain Paying Agent Agreement between Equiserve Trust Company and Motorola.


               ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

DATE OF WRITTEN CONSENT AND MATTERS APPROVED

    On August 28, 2000, the Record Date, holders of a majority of the outstanding shares of Common Stock of Printrak approved the Merger of Panther Acquisition Corp., a wholly-owned subsidiary of Motorola, with and into Printrak. Pursuant to the Merger Agreement, Printrak shall survive the Merger as a wholly-owned subsidiary of Motorola and will no longer be a publicly traded company.

VOTE REQUIRED

    Under Delaware law and Printrak's Certificate of Incorporation, approval of the Merger holders of a majority of Printrak Common Stock required the affirmative vote of more than 50% of the total shares issued and outstanding as of the Record Date, the time of the execution of the Merger Agreement. The holders of Printrak Common Stock were entitled to one vote for each share of Printrak Common Stock that they owned on the Record Date. On the Record Date, 11,973,923 shares of Printrak Common Stock were outstanding. Of these shares, 6,217,700 or 51.9% approved the Merger by written consent in lieu of a meeting.

APPROVAL OF THE MERGER AND RECOMMENDATION OF PRINTRAK'S BOARD OF DIRECTORS

    ON AUGUST 28, 2000, PRINTRAK'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, PRINTRAK AND ITS STOCKHOLDERS.

STOCK CERTIFICATES

    At or after the closing of the Merger, holders of shares of Printrak Common Stock shall surrender such shares to Equiserve Trust Company to act as paying agent (the "Paying Agent"). The Paying Agent shall, upon your surrender of each certificate formerly representing shares of Printrak Common Stock, together with a properly completed letter of transmittal, pay you the product of $12.1406 multiplied by the number of shares formerly represented by such certificate, in exchange therefor, and such certificate shall immediately be cancelled. Until surrendered and exchanged, each certificate shall represent solely the right to receive the Merger Consideration.

                      THE MERGER AND RELATED TRANSACTIONS

    THE FOLLOWING DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE.

GENERAL

    The Merger Agreement provides for the Merger of Panther Acquisition Corp., a wholly-owned subsidiary of Motorola, with and into Printrak, with Printrak to be the surviving corporation of the Merger. After the Merger, Printrak will be a wholly-owned subsidiary of Motorola and will no longer be a publicly traded company. The Merger is expected to be consummated as soon as practicable after the satisfaction or waiver of each of the conditions to consummation of the Merger, which are expected to occur as soon as practicable. Upon the consummation of the Merger, each share of the outstanding Common Stock (other than Dissenting Shares) will automatically be converted into the right to receive $12.1406 in cash, without interest and holders of options will be entitled to receive a cash payment equal to the excess of $12.1406 over the applicable option exercise price for each share of Common Stock subject to options. The following discussion in this Information Statement of the Merger, the Merger Agreement and related agreements is a description of all of the material terms of the Merger Agreement and such agreements; provided, however, that such discussions are subject to and qualified in their entirety by reference to the Merger Agreement and the related agreements. A copy of the Merger Agreement is attached to this Information Statement as APPENDIX A and incorporated into this Information Statement by this reference.

CLOSING


    The consummation of the Merger and the transactions contemplated thereby shall constitute the "Closing." Unless otherwise mutually agreed to by Printrak and Motorola, the Closing shall take place at the offices of Stradling Yocca Carlson & Rauth in Newport Beach, on or about November 10, 2000, which shall constitute the "Closing Date." The effective time of the Merger shall be the close of business on the Closing Date (the "Effective Time").


BACKGROUND OF THE MERGER

    From time to time, Printrak's Board of Directors has informally evaluated strategic alternatives, including the sale of Printrak and other possible transactions that could strengthen our competitive position with respect to other designers and manufacturers of computerized criminal justice technology, particularly computer aided dispatch, or CAD, and automated fingerprint identification systems, or AFIS. The Merger with Motorola is an extension of that strategy. Motorola and Printrak have partnered on projects in the past and competed against each other for customer contracts, and have explored software licensing arrangements and other possible ventures.


    During the summer of 1998, Bob McCall, Corporate VP and GM, Global Portfolio Management, visited Printrak at its office in Boulder, Colorado. He met with Michael Lyons, our Vice President of Operations and Steve Lowe to discuss the technical and economic aspects of Printrak's public safety CAD applications.
Mr. McCall indicated that Motorola was evaluating potential CAD vendors as possible partners or acquisition targets.



    In November 1999, David McNeff, our Senior Vice President of Sales,
Mr. Lyons, Mr. Lowe and other executive officers and technical personnel from Printrak visited Motorola in Schaumburg, Illinois to discuss certain potential strategic relationships between Printrak and Motorola.


    Subsequent to this meeting, Richard Giles sent Motorola a letter explaining the market position of Printrak and outlining various possibilities for relationships between Printrak and Motorola.

    On November 17, 1999, Richard Giles, our Chief Executive Officer, visited Motorola. During this meeting, Motorola expressed interest in an acquisition transaction involving Printrak, and Mr. Giles indicated that Printrak was prepared to entertain discussions concerning such a transaction.

    On March 3, 2000, Motorola representatives visited Printrak at its headquarters. Printrak's officers discussed the history of Printrak, markets, partners, competitors, customers, products, financial results and projections, and organizational structure. The parties also discussed Motorola's possible interest in acquiring Printrak. Motorola outlined their operating philosophies and objectives and the potential strategic benefits of a combination. Following this meeting, Motorola requested certain data from Printrak relative to markets, revenues, financial position and operations which was provided during March and reviewed by Motorola.

    On June 1, 2000, Kevin Gilbert of Motorola contacted Richard Giles and indicated that Motorola's assessment of Printrak's value, and the fact that both corporations' equity seemed to be currently discounted in the public markets, indicated that a $110 million to $115 million stock for stock merger would be in the best interests of both corporations' stockholders. Printrak responded that such an offer was inadequate and that further discussions could only proceed on the basis of a much improved offer.


    In early June, Printrak contacted Wedbush Morgan Securities, an investment banking firm, to discuss Motorola's interest in Printrak and the possibility of retaining Wedbush Morgan Securities to render an opinion to Printrak as to the fairness to the stockholders of the proposed transaction.


    On June 21, 2000, Richard Giles, Dan Crawford and Piet Lesage met with Bob McCall, Kevin Gilbert and Cindy Cruise of Motorola at its offices in Schaumburg, Illinois, and Motorola expressed interest in acquiring Printrak at a price range of between $135 million and $145 million in cash consideration.


    On June 24, 2000, the Directors of Printrak discussed Motorola's expression of interest at length, and concluded that the $145 million price was inadequate. However, the Board authorized Mr. Giles to continue discussions with Motorola. Mr. Giles contacted Bob McCall and informed him of the Board's decision.


    On July 13, 2000, Motorola delivered by telephone to Mr. Giles an offer to acquire Printrak for $160 million cash, which offer was subject to Motorola satisfactorily completing due diligence, to negotiation and execution of definitive documentation and to other customary conditions.

    On July 14, 2000, Richard Giles, on behalf of Printrak, conditionally accepted the offer made on July 13, 2000 subject to all the conditions discussed on such date.

    On July 18, 2000, Printrak's Board held a meeting to discuss the terms of the proposed transaction. At such meeting, the Board, together with its legal advisors, reviewed, among other things, the background of the proposed transaction, Printrak's long-term outlook and various strategic alternatives available to Printrak.


    On July 24, 2000, Wedbush Morgan Securities was retained by the Board of Printrak to render an opinion as to the fairness, from a financial point of view of the consideration to be paid by Motorola to Printrak's stockholders in connection with the proposed transaction, when such consideration was agreed upon by the potential parties. No limitations were imposed by the Board on Wedbush with respect to the investigations made or procedures followed in rendering its opinion.


    Between July 24, 2000 and August 28, 2000, representatives of Printrak and Motorola negotiated a definitive acquisition agreement, and Motorola reviewed due diligence materials regarding Printrak.

    On August 28, 2000, Printrak's Board of Directors met to consider a proposed merger agreement and the transactions contemplated thereby. At such meeting, members of Printrak's senior management, together with Printrak's legal and financial advisors, reviewed with the Board, among other things, the background of the proposed transaction, the value presented by the transaction and Printrak's long-term outlook and the terms of the merger agreement. Wedbush Morgan Securities then made a presentation to the Board regarding the value of Printrak and the fairness of the proposed transaction. At the conclusion of the presentation, Wedbush Morgan Securities delivered its oral opinion (subsequently confirmed in writing) that the consideration to be received by Printrak's stockholders in the Merger was fair to Printrak's stockholders from a financial point of view. The Board of Directors unanimously approved the final Merger Agreement and the transactions contemplated thereby. Once approved by the Majority Stockholders, the parties executed the Merger Agreement and recommended that the Majority Stockholders execute a written consent approving the Merger Agreement and the transactions contemplated thereby.

PRINTRAK'S REASONS FOR THE MERGER; RECOMMENDATION OF PRINTRAK'S BOARD OF
  DIRECTORS

    Printrak's Board of Directors has carefully considered the terms and conditions of the proposed Merger and determined that the Merger is in the best interests of, and is on terms fair to, Printrak's stockholders and has unanimously approved the Merger Agreement and the related agreements and the transactions contemplated thereby, including the Merger.

    In reaching its unanimous determination that the Merger Agreements and the transactions contemplated thereby, including the Merger, are in the best interests of, and on terms fair to, Printrak's stockholders, the Board of Directors considered a number of factors, which taken together supported such determination, including without limitation the following:

        (1) the Board's knowledge of the business, operations, properties, assets, financial condition and operating results of Printrak, which provided the background and context for its deliberations and determinations;

        (2) information relating to the financial condition, results of operations, capital levels, and prospects of Printrak, and management's assessment of the prospects of Printrak, which led the Board to determine that there is substantial risk that in the long-term Printrak will not produce stockholder value in excess of the Merger Consideration;

        (3) the presentation by Wedbush Morgan Securities and its opinion that the cash consideration of $12.1406 per share to be received by the stockholders pursuant to the Merger Agreement is fair to such stockholders;

        (4) the relationship of the Merger Consideration to the historical and current market prices for our Common Stock preceding the announcement of the Merger and the Board's belief that the public market's valuation of Printrak and the broad market for enterprise software used in community safety and security, may limit the value realizable by Printrak in the public market;

        (5) the Board's belief that Printrak's current and potential customers and the overall marketplace are demanding full spectrum networked public safety solutions, and that Printrak is limited as a stand alone company in its resources and ability to raise the capital required to execute the aggressive acquisition strategy necessary to provide such solutions, thereby creating substantial risk that in the long-term Printrak would not produce stockholder value in excess of the Merger Consideration, based on the advice of senior management, as well as the Board's judgment, after review with Printrak's management and its outside advisors of alternatives to the Merger, the uncertain likelihood of success of this strategy and the need for substantial additional capital to pursue this strategy;

        (6) the terms of the Merger Agreement as reviewed by the Board with its legal advisors; and

        (7) the fact that the Merger Consideration is all cash and that the Merger is not subject to financing contingencies.

    The Board of Directors was pursuing Printrak's established business strategies discussed until Motorola made an offer to acquire Printrak at a price which the Board did not believe would be offered by any other party. After detailed consideration, the Board determined that the price was substantially higher than Printrak's stock price had been in recent months and that the price was so advantageous to our stockholders that it would be imprudent not to enter into the Merger Agreement. The Board believed that the Merger Consideration was above the amount that other potential acquirers would be willing to pay or that Printrak could expect to otherwise achieve. For these reasons, the Board did not seek alternatives to the Merger.

    The discussion above addresses the material factors considered by Printrak's directors in their consideration of the Merger. In view of the variety of factors and the amount of information considered, Printrak's Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of Printrak's board of directors may have given different weights to different factors.

    The Printrak board has approved the Merger Agreement and the Merger, declared that the Merger Agreement and the Merger are advisable and determined that the Merger is fair to, and in the best interests of, Printrak and the Printrak stockholders.

OPINION OF PRINTRAK'S FINANCIAL ADVISOR


    Pursuant to a letter agreement, dated July 24, 2000, Printrak retained Wedbush Morgan Securities to render a fairness opinion in connection with Printrak's proposed merger transaction with Motorola. Wedbush Morgan is an investment banking firm that is regularly engaged as part of its business in the evaluation of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. Wedbush Morgan was selected by Printrak based on Wedbush Morgan's experience, expertise and reputation.



    Pursuant to the terms of the agreement with Wedbush Morgan, Printrak requested that Wedbush Morgan evaluate the fairness, from a financial point of view, of the consideration to be paid by Motorola to Printrak's stockholders in connection with the proposed merger. No limitations were imposed by Printrak's Board of Directors on Wedbush Morgan with respect to the investigations made or procedures followed in rendering its fairness opinion (the "Opinion"). At a meeting of Printrak's Board of Directors held on August 28, 2000, prior to the Board of Directors approving and adopting the Merger Agreement, Wedbush Morgan delivered its oral and written opinion to the Board of Directors that, as of August 28, 2000, the proposed consideration to be received by the holders of shares of Printrak's Common Stock pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated August 28, 2000, was fair, from a financial point of view, to such stockholders. Wedbush Morgan made no recommendation in its August 28, 2000 Opinion to Printrak or to Printrak's stockholders with respect to any approval of the proposed transaction. Additionally, Wedbush Morgan did not make recommendations to Printrak's Board of Directors with respect to the amount of consideration paid by Motorola.


    THE FULL TEXT OF WEDBUSH MORGAN'S OPINION WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS AN ANNEX TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE OPINION OF WEDBUSH MORGAN SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF PRINTRAK'S COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. THE OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF PRINTRAK ONLY.


    In connection with rendering the Opinion, Wedbush Morgan reviewed, among other things: (i) the Merger Agreement dated August 28, 2000; (ii) Printrak's audited consolidated financial statements and notes thereto and management's discussion and analysis of the financial condition and results of operations contained in the Annual Reports to Printrak's stockholders for the three years ended March 31, 2000;
(iii) Printrak's unaudited consolidated financial statements and management's discussions and analysis of the financial condition and results of operation contained in the quarterly report on Form 10-Q for the period ended June 30, 2000; (iv) certain forward-looking projections prepared by Printrak's management for fiscal years ending March 31, 2001 through March 31, 2005; (v) views of management regarding the past and current business operations, financial condition and future prospects of Printrak; (vi) the reported market prices and historical trading activity of Printrak's Common Stock, including a comparison of certain financial and stock market information for Printrak with similar information for comparable publicly traded securities and indices; (vii) the financial terms, to the extent publicly available, of certain recent business combinations in SIC 1300 "Electronic Technology Sector" (including relevant subcategories); (viii) the current market environment and the Automated Fingerprint Identification Market and Computer-Aided Dispatch environments in particular; and (ix) such other information, studies, analyses, and examinations as Wedbush Morgan deemed appropriate.


    In performing its review, Wedbush Morgan assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information provided to Wedbush Morgan by Printrak. Wedbush Morgan did not make an independent evaluation or appraisal of the specific contracts, backlog, or the likelihood of securing future contracts (relying, where relevant, on the analyses of Printrak's management). Although Wedbush Morgan did conduct a physical tour of Printrak's Anaheim and Irvine properties, Wedbush Morgan was not retained to and did not conduct a physical inspection of any of the properties or facilities of Printrak. With respect to the financial projections prepared by and/or reviewed with management of Printrak, Wedbush Morgan assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of Printrak's management of the future financial performance of Printrak, and that such performances would be realized in the amounts and in the time periods currently estimated. Wedbush Morgan also assumed that there has been no material change in Printrak's assets, financial condition, results of operations, business or prospects since the date of the June 30, 2000 financial statements. Wedbush Morgan further assumed that Printrak will remain as a going concern for all the periods relevant to its analysis and that all conditions to the Merger Agreement would be satisfied and not waived.

    Certain of the projections reviewed by Wedbush Morgan were prepared by the management of Printrak. Printrak does not publicly disclose internal management projections of the type provided to Wedbush Morgan in connection with the review of the Merger. Such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to government spending and general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

    Set forth below is a brief summary of the analyses conducted by Wedbush Morgan in connection with its oral and written opinion dated August 28, 2000. Such summary does not purport to be a complete description of Wedbush Morgan's analyses. Preparation of a fairness opinion is a complex process involving subjective judgments and Wedbush Morgan believes that its analyses must be considered as a whole. Selecting portions of such analyses and factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying Wedbush Morgan's Opinion. In performing its analyses, Wedbush Morgan made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Printrak, Motorola and Wedbush Morgan. Any estimates contained in Wedbush Morgan's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of the values of companies do not purport to be appraisals or necessarily reflect prices at which such companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither Printrak nor Wedbush Morgan assumes responsibility for their accuracy.

    TRANSACTION SUMMARY

    Wedbush Morgan analyzed the estimated Merger Consideration of $12.1406 per share (based on Printrak's management's best estimate provided to Wedbush Morgan) in cash without interest (the "Consideration") for each share of Printrak's Common Stock and the implied total transaction value of $160,000,000. Wedbush Morgan noted that the Merger Consideration (less Printrak's cash of $13,048,000) represented an enterprise value multiple of 1.34x latest publicly reported revenue of $108,970,000 of Printrak for the twelve-month period ended June 30, 2000; an enterprise multiple of 10.5x latest publicly reported EBITDA of $13,938,000 of Printrak for the twelve-month period ended June 30, 2000; and an equity value multiple of 21.9x latest publicly reported net income of $7,292,000 for Printrak for the twelve-month period ended June 30, 2000. The Consideration represented a premium of 26.1% to the $126.9 million market capitalization ($10.31/share X 11,809,328 shares outstanding as of July 31, 2000) of Printrak's Common Stock on the fifth trading day (August 21, 2000) prior to Wedbush Morgan's oral and written presentation to Printrak's Board of Directors (August 28, 2000), and a premium of 83.7% to the $87.1 million market capitalization ($7.38/share X 11,809,328 shares outstanding as of July 31, 2000) of Printrak's Common Stock one month prior thereto (July 28, 2000).

    STOCK TRADING HISTORY

    Wedbush Morgan reviewed the historical trading prices and the volume of Printrak's Common Stock, the relationship between the movements in prices of Printrak's Common Stock to movements in certain indices, including the Standard and Poor's 500 Index, the Standard and Poor's Small Cap Technology Index and a comparison composite group of publicly traded companies. The analysis showed that the closing price of Printrak's Common Stock was between $4.50 and $13.88 for the final trading day of each week July 5, 1996 to August 18, 2000. The average weekly trading volume for this period was 35,834 shares, with the volume ranging from 0 to 1,103,700 shares traded. During this same period, on a relative performance basis (indexed price to beginning of period) Printrak's Common Stock under-performed the Standard and Poor's 500 index by 72.7%, under-performed the Standard and Poor's Small Cap Technology index by 38.4%, and under-performed the comparison composite index by 391.5%.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPARISON COMPANIES

    Using publicly available information, Wedbush Morgan compared selected financial data of Printrak with similar data of selected publicly traded comparison companies engaged in the following business lines considered by Wedbush Morgan to be appropriate for comparison to those of Printrak:
(i) identification market (including biometrics/fingerprint identification, records management, mugshot), (ii) computer-aided dispatch (CAD) market, and
(iii) enterprise solutions/other. Although such companies might compete with Printrak in one of the above-noted industries, none of the companies competes across all business lines, nor do such companies have similar management, makeup, size or combination of business as Printrak.

    Wedbush Morgan considered the following companies (the "Comparison Companies") appropriate for comparison to Printrak: Digital Biometrics, Digital Descriptor Systems, Inc., ID Technologies Corp., Identix Inc., Imageware
Systems Inc., NEC Corp., Polaroid Corp., SAC Technologies, Safelink Corp., Sensar Corp., Viisage Technology Inc., HTE Inc., Intergraph Corp., Litton Industries Inc., Electronic Data Systems Corp., International Business Machines, JD Edwards & Co., Lockheed Martin, Lucent Technologies, Motorola Inc., Siemens AG, Sybase Inc., TRW Inc., Tyler Technologies Inc., and Unisys Corp.

    For each of the Comparison Companies, Wedbush Morgan analyzed the following financial data: (i) the "enterprise value" (defined as market value plus debt and preferred stock, less cash) as a multiple of the latest twelve months ("LTM") revenues, which yielded a median multiple of 1.3x; (ii) the "enterprise value" as a multiple of LTM EBITDA (earnings before interest, taxes, depreciation and amortization), which yielded a median multiple of 16.6x; (iii) the "enterprise value" as a multiple of LTM EBIT (earnings before interest and taxes), which yielded a median multiple of 16.3x; (iv) the "market value" (defined as the number of shares outstanding times the closing price of the Common Stock on August 21, 2000) as a multiple of net income for the LTM for which income has been publicly reported, which yielded a median multiple of 23.8x; and (v) the "market value" as a multiple of 2000 and 2001 estimated earnings per share ("EPS"), which estimates reflected a composite of research analysts' estimates as reported by the Institutional Brokers Estimate Service ("IBES"), which yielded median multiples of 35.7x and 14.7x, respectively. Wedbush Morgan's calculations derived a theoretical equity value reference range for Printrak of between $158.0 million and $237.2 million.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS

    Wedbush Morgan reviewed certain publicly available information regarding selected merger and acquisition transactions: (i) involving companies engaged in similar businesses to Printrak; (ii) announced between January 1, 1998 and August 21, 2000; and (iii) with SIC 1300 "Electronic Technology Sector" (including relevant sub-categories). The selection of the comparison transactions involved complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable companies. None of the acquired companies utilized in the selected merger and acquisition comparison valuation was identical to Printrak and none of the transactions was identical to the Merger.

    The transactions deemed appropriate for comparison (the "Comparison Merger Transactions") involved the following sets of institutions: CAM Commerce Solutions and MicroBiz Inc., Internet Commerce Corp. and Intercoastal Data Corp., ADC Telecommunications Inc. and Centrigram Communications Corp., Agilent Technologies Inc. and Salient 3 Communications Inc. and SAFCO
Technologies Inc., Internet Commerce Corp. and bTrade.com, Siemens AG and Shared Medical Systems Corp., TransCore Inc. and UNOVA Inc. and Amtech Transportation Systems, Printrak International Inc. and BAE Systems and Emergency Services Group, Siemens AG and ENTEX Information Services Inc., Dynatech Corp. and WOI Group PLC and Husky Technology, New Visual Entertainment Inc. and New Wheel Technology Inc., Reuters Group PLC and Xerox Corp. and InConcert Inc.,
Anacomp Inc. and Bgin Holdings AG, Anacomp Inc. and Litton Industries Inc. and Litton Adesso Software, Diebold Inc. and Pioneer Systems Inc., Windward Capital Partners LP and Anacomp Inc. and Magnetics Solutions Division, Rockwell International Corp. and ETG, Hypercom Corp. and JTS ChequeOut Solutions Inc., Siemens AG and Argon Networks Inc., Siemens AG and Castle Networks Inc., NeoMagic Corp. and Robomatix Technologies Ltd. and Associative Computers Ltd., Cornerstone Equity Investors LLP and Equitrac Corp., Fonix Corp. and Papyrus Group of Co's, Ensec International Inc. and Sentech EAS Corp., Polaroid Corp. and NBS Technologies Inc. and Imaging Services Unit, Quixote Corp. and Digital Recorders Inc. and Highway Information Systems, UNOVA Inc. Amtech Corp., and Transportation Systems Group, and Xerox Corp. and Bradley Co.

    For each of the Comparison Merger Transactions, Wedbush Morgan analyzed the total invested capital (defined as market equity plus debt and preferred stock) as a multiple of (i) LTM publicly reported revenues, which yielded a median multiple of 1.5x; (ii) total invested capital as a multiple of LTM publicly reported EBITDA, which yielded a median multiple of 13.6x; and (iii) LTM publicly reported net income, which yielded a median multiple of 15.91x. Wedbush Morgan's calculations derived a theoretical equity value reference range for Printrak of between $116.0 million and $190.1 million.

    DISCOUNTED CASH FLOW ANALYSIS


    Wedbush Morgan analyzed the value of Printrak utilizing a discounted cash flow analysis based upon information, including certain projected financial information, prepared or provided by Printrak's management. This analysis is based upon historical data and trends and forward-looking projections provided by Printrak's management for 2001 through 2005, among other things.


    Using discounted cash flow analysis, Wedbush Morgan evaluated the future free cash flow streams that Printrak would produce over the period from the nine months ending March 31, 2001 through the four fiscal years ending March 31, 2005. In doing so, Wedbush Morgan assumed that Printrak would perform in accordance with the projection model prepared by and discussed with Printrak's management. Wedbush Morgan estimated the present value of Printrak's equity value as of March 31, 2005 by applying growth rates ranging from 5% to 8% and applied discount rates ranging from 14% to 20%. Based on the foregoing analysis, Wedbush Morgan derived a theoretical equity value reference range for Printrak of between $117.7 million and $268.6 million.

    In determining the discount rates and growth rates in the cash flow analysis of Printrak, Wedbush Morgan noted, among other things, factors such as inflation, prevailing market interest rates, the business risk inherent to Printrak, the uncertainty of management's forward-looking projections, and rates of return deemed achievable in comparable investments.

    MISCELLANEOUS

    Pursuant to the terms of the agreement with Wedbush Morgan, Printrak has paid Wedbush Morgan a fee of $115,000 for rendering its Opinion. Printrak has also agreed to reimburse Wedbush Morgan for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Wedbush Morgan and its employees, agents, officers, attorneys, stockholders and any person who controls or is deemed to control Wedbush Morgan, against certain liabilities, including liabilities under the federal securities laws.

    In the ordinary course of business, Wedbush Morgan and its affiliates may actively trade the equity securities of Printrak and of Motorola for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in any such securities.

REQUIRED REGULATORY FILINGS AND APPROVALS


    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules promulgated under the Hart-Scott-Rodino Act, Printrak, Acquisition Sub and Motorola cannot complete the Merger until they notify and furnish information regarding the acquisition of Printrak by Acquisition Sub to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and satisfy specified waiting period requirements. Printrak and Motorola (as the sole stockholder of Acquisition Sub) filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division on September 26, 2000 and received early termination of the waiting period from the Federal Trade Commission effective October 11, 2000 .


    At any time before or after completion of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Printrak, Acquisition Sub or Motorola. Private parties may also bring actions under the antitrust laws under certain circumstances. Although Printrak and Motorola believe that the Merger is legal under the antitrust laws, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.


    In addition, Printrak and Motorola are required to furnish certain information and materials to the antitrust authorities of Argentina, Brazil, the Federal Republic of Germany, and Romania. Filings were made in Argentina on September 22, 2000, in Brazil on September 19, 2000 and in the Federal Republic of Germany on September 27, 2000. German antitrust authorities have one month after the parties file their application to review the transaction. During that one month period, they can either approve the transaction or initiate an examination of the transaction which could take an additional three months, during which time the parties cannot close the transaction. During this three month period, the antitrust authorities will either approve the transaction or prohibit it. Approval may be granted before the initial one month review or before the additional three month review period. If approved, the antitrust authorities can not later challenge the transaction under their merger law but could challenge the transaction under other provisions of their antitrust laws. Printrak and Motorola intend to make a post-closing filing in Romania as soon as practicable after the closing.


    Printrak is not aware of any other material governmental or regulatory approval required for completion of the Merger.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

    Following the Merger, Printrak will become a wholly-owned subsidiary of Motorola. Acquisition Sub and its board of directors will continue the operations of Printrak.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the Board of Directors' approval of this Merger, you should be aware that the Board and certain Printrak officers have interests that may conflict with the best interests of Printrak and you.


    Printrak previously issued options under various stock option plans to certain of its directors and executive officers. Under the Merger Agreement, certain portions of these options will be exercisable prior to the time the Merger is consummated. Each holder of an option may surrender his option for cash in an amount per share equal to the difference between the exercise price of the option and $12.1406, less applicable withholding taxes. The persons below own the following number of options to purchase our Common Stock and the total spread between the Merger Consideration and the exercise price of such options is: Thomas Costales, Chief Financial Officer, Treasurer and Secretary (15,000 shares, $77,100); Daniel Crawford, Executive Vice President (49,000 shares, $236,170); Piet Lesage, Vice President International Business Development (19,500 shares, $131,831); John Michael Lyons, Vice President of Operations (85,555 shares, $514,975.28); David McNeff, Senior Vice President of Sales (134,442 shares, $772,244); Behnam Bavarian, Vice President of Engineering (6,000 shares, $29,343); Director Albert Wong (15,000 shares, $131,284); and
Director Peter T. Higgins (10,400 shares, $59,162).


    Printrak has entered into severance agreements with David McNeff, Alex Tichy, Pam Bacchus as well as certain other employees. The Severance Agreements with David McNeff and Alex Tichy, each dated August 19, 1992, provides that
Mr. McNeff shall receive twelve months severance pay if his employment with Printrak is terminated and Mr. Tichy shall receive six months severance pay if his employment with Printrak is terminated. The specified severance compensation shall not be paid if the termination is for voluntary resignation, termination for cause, death or disability, as such terms are defined in the Printrak International Executed Severance Plan.

    Printrak and Motorola are obligated to provide certain indemnification to the present and former directors and officers of Printrak and to maintain, subject to certain limitations, the directors' and officers' liability insurance policies that we currently maintain for a six year period after closing. Beginning after the closing, Motorola's current director's and officer's insurance will be applicable to Printrak's directors and officers.

    Printrak's Chairman and Chief Executive Officer, Richard Giles, was, as of August 28, 2000, the holder of 49.76% of Printrak's Common Stock. Mr. Giles' ownership is attributed to him through his positions as trustee or manager of The Giles Living Trust UDT dated December 17, 1993, The Giles Family Foundation and the Alexander Giles Education Trust.

                              THE MERGER AGREEMENT

    THE FOLLOWING SUMMARY DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, INCLUDING MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A.

STRUCTURE OF THE MERGER

    The Merger Agreement provides for the Merger of Panther Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Motorola, with and into Printrak, with Printrak surviving the Merger as a wholly-owned subsidiary of Motorola. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. It is anticipated that this filing will be made as soon as practicable after the last of the conditions to the Merger, as set forth in the Merger Agreement, has been satisfied or waived.

    When the Merger is completed:

    - the separate corporate existence of Panther Acquisition Corp. will terminate;

    - the surviving company will be a Delaware corporation named Printrak International Inc.;

    - Printrak will be a wholly-owned subsidiary of Motorola and will no longer be a publicly traded company;

    - the certificate of incorporation and bylaws of Acquisition Sub existing immediately prior to the Merger will be the certificate of incorporation and bylaws of the surviving company; provided that the name of the surviving corporation as set forth in its certificate of incorporation shall be changed at the Effective Time to Printrak International Inc.; and

    - stockholders of Printrak will receive cash in exchange for their shares of Printrak Common Stock.

    Printrak intends to complete the Merger in the fourth quarter of 2000.

MERGER CONSIDERATION

    In the Merger, the shares of Printrak Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $12.1406 per share in cash. In addition, holders of options which are exercisable under the terms of the Merger Agreement will be entitled to receive the difference between $12.1406 per share and the exercise price per share in cash for each such option.

REPRESENTATIONS AND WARRANTIES

    Printrak, Acquisition Sub and Motorola each made a number of representations and warranties in the Merger Agreement regarding matters such as their valid existence and good standing and their authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The Majority Stockholders made representations and warranties in the Merger Agreement regarding matters such as the correctness and completeness of statements contained in the Merger Agreement, the individual authority of each Majority Stockholder to enter into the Merger Agreement, the enforceability of the Merger Agreement against the Majority Stockholders, ownership of shares, litigation involving the Majority Stockholders and absence of conflicts with applicable law or agreements to which the Majority Stockholders are a party

    In addition, the representations given by Printrak cover the following topics as they relate to Printrak:

    - due organization and good standing of Printrak and its subsidiaries;

    - capital structure;

    - corporate authority to enter into the Merger Agreement and related matters and absence of conflicts with organizational documents and material agreements of Printrak;

    - title to assets and sufficiency of the assets owned to carry on its business;

    - reports filed by Printrak with the SEC;

    - absence of certain changes since June 30, 2000, the date of Printrak's most recent balance sheet;

    - compliance with applicable laws;

    - taxes owed;

    - real property owned;

    - intellectual property rights owned or licensed and any limitations thereon;

    - material contracts;

    - nature and adequacy of insurance policies;

    - litigation involving Printrak;

    - absence of claims regarding and functionality of, software products;

    - employees and consultants employed by Printrak;

    - employee benefit matters for Printrak employees;

    - international labor matters;

    - compliance with environmental, health and safety laws;

    - adequacy of Printrak information systems regarding date calculations and security capabilities; and

    - brokers, finders and agents engaged in connection with the Merger.

    You are urged to carefully read the representations and warranties of each of the parties in the Merger Agreement.

    Printrak has agreed that, until the consummation of the Merger or the termination of the Merger Agreement, it will maintain its business, it will not take certain actions outside the ordinary course of its business without Motorola's consent and it will use its best efforts to consummate the Merger. Printrak also has agreed to take certain actions necessary to effect the Merger, such as filing its Information Statement with the Securities and Exchange Commission. Also, Printrak agreed to provide Motorola with full access to information about the Printrak upon Motorola's reasonable request. Printrak has agreed not to initiate, continue, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Printrak or any of its subsidiaries.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

    Printrak has agreed to continue to conduct its business and maintain its business relationships in a manner that is consistent with its ordinary and usual course of business and not to take certain specified actions that might materially affect Printrak without Motorola's written consent. Consistent with this covenant, Printrak has agreed to carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date of the Merger Agreement.

ADDITIONAL AGREEMENTS

    CONSULTING AGREEMENT

    In order to induce Motorola to enter into the transaction, and as a condition to the closing of the Merger, Richard Giles has entered into a consulting agreement with Motorola that provides, among other things, that he will provide certain consulting services to Motorola for a period of six months following the closing of the Merger, in exchange for certain daily compensation.

    NON-COMPETE, NON-SOLICIT, NON-DISCLOSURE AND WAIVER AGREEMENT

    As a condition to the closing of the Merger, Motorola and Richard Giles, individually and in his capacity as Trustee of The Giles Living Trust UDT dated December 17, 1993 and President of The Giles Family Foundation, entered into a non-compete, non-solicit, non-disclosure and waiver agreement. Under this agreement, Richard Giles agrees not to compete with Motorola in markets in which Printrak does business as of the time of the Merger for a period of two years, will not solicit employees of Printrak for a period of two years, will not disclose confidential, proprietary information of Motorola or Printrak which is in his possession, and waives his rights to any employment compensation due him under existing contract rights with Printrak.

CONDITIONS TO THE MERGER

    The obligations of Printrak, Motorola and Acquisition Sub under the Merger Agreement are subject to the satisfaction or waiver of certain conditions described in the Merger Agreement. These conditions include, but are not limited to:

    - the accuracy of representations and warranties in all material respects;

    - the performance of and compliance with covenants in all material respects;

    - the absence of material adverse changes to the financial condition, properties, assets, liabilities, businesses or results of operation of Printrak;

    - the absence of any order, decree or ruling or any statute or regulation which would prohibit the Merger or render the Merger illegal;

    - the receipt of all necessary governmental consents, including expiration or termination of the applicable waiting periods under U.S. antitrust laws;

    - each of the consulting agreement and the non-compete, non-solicit, non-disclosure and waiver agreement, shall have been executed and shall be in full force and effect;

    - each of the employees identified on Schedule 6.2(f) of the Merger Agreement shall have executed offer letters and such offer letters shall be in full force and effect;

    - all outstanding debts or liabilities owed to Printrak by any stockholder, employee or former employee shall have been repaid in full;

    - all outstanding indebtedness for borrowed money of Printrak shall have been repaid in full;

    - Printrak shall have obtained all consents required under its leases, material contracts and insurance policies; and

    - the Printrak International Inc. 1994 Stock Option Plan and all options thereunder shall have terminated.

STOCK OPTIONS, STOCK PLANS AND BONUSES

    Pursuant to the terms of Printrak's stock option plans and the Merger Agreement, holders of stock options of Printrak will be entitled to accelerated vesting of such options to the extent such options would be vested as of March 31, 2001. Printrak will pay each holder of Printrak options, in exchange for the cancellation of such holder's Printrak options, an amount of cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of each such Printrak option and (ii) the number of shares subject to such Printrak option immediately prior to the Effective Time.

    On August 28, 2000, Printrak amended its Employee Stock Purchase Plan, or ESPP, to provide that (i) no participant may increase the portion of his or her compensation that is withheld under the ESPP after August 28, 2000; (ii) the ESPP be terminated as of August 30, 2000 with no further withholdings after such date; (iii) the amounts withheld for each participant under the ESPP as of August 30, 2000, be used to purchase shares of Printrak's stock prior to the Effective Time in accordance with the ESPP; and (iv) the shares so purchased be converted into the right to receive the Merger Consideration at the Effective Time.

    Printrak terminated its Executive Bonus Plan, Executive Severance Plan and the Voluntary Deferred Compensation Plan effective after August 28, 2000.

    Printrak has further provided for the payment of

    - legal fees to Stradling Yocca Carlson & Rauth;

    - fees of its financial advisor, Wedbush Morgan Securities;

    - special bonuses deemed necessary by the Chief Executive Officer to employees to encourage such employees to stay through the Effective Date, in an aggregate amount of $30,000; and

    - and a special retention bonus and severance plan for Thomas M. Costales as an incentive to retain Mr. Costales which plan provides for up to six months severance, as long as Mr. Costales remains with Printrak through the Effective Date.

TERMINATION RIGHTS

    The Merger Agreement may be terminated and the Merger may be abandoned by mutual written consent of Printrak, Motorola and Acquisition Sub, or under certain circumstances, at any time prior to the Merger as summarized below:

    - by Printrak if either Motorola or Acquisition Sub has materially breached their respective representations and warranties or materially failed to perform their respective covenants and such breach or failure to perform has not been cured prior to the closing;

    - by Motorola or Acquisition Sub, if Printrak has materially breached its representations and warranties or materially failed to perform its covenants and such breach or failure to perform has not been cured prior to the closing;

    - by Motorola or Acquisition Sub, if the majority stockholders of Printrak have materially breached any of their representations and warranties and such breach has not been cured prior to the closing;

    - by either Printrak or Motorola, if all the conditions of the Merger Agreement have not be satisfied or waived on or before December 31, 2000, other than as a result of a breach by the terminating party; or

    - by either Printrak or Motorola, if an order by a federal or state court that would make illegal or otherwise prohibit the consummation of the Merger is issued and becomes final and non-appealable.

INDEMNIFICATION RIGHTS

    Motorola and Acquisition Sub have also agreed that if the Merger is consummated, they will indemnify Printrak's officers, directors and employees, subject to any limitations imposed by applicable law, for a period of six years with respect to any claim or liability arising out of or pertaining to (i) any act or omission occurring prior to the Merger or (ii) the transactions contemplated by the Merger Agreement to the fullest extent permitted by applicable law. Motorola has also agreed to honor the existing indemnification agreements between Printrak and certain of its such officers and directors. Acquisition Sub has further agreed, for a period of six (6) years following consummation of the Merger, subject to certain limitations, to provide directors and officers liability insurance coverage to the persons currently covered by Printrak's directors and officers liability insurance policy comparable to that provided to such officers and directors prior to the Merger.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties at any time, provided no amendment shall be made that requires the approval by the stockholders without obtaining such approval. All amendments to the Merger Agreement must be in writing signed by each party. Any inaccuracies in the representations and warranties or compliance with any of the agreements or conditions contained in the Merger Agreement may be waived in writing by the party against whom the waiver is to be effective.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material federal income tax consequences to the stockholders of Printrak pursuant to the Merger. The discussion may not apply to payments to holders of Printrak stock options, to holders of shares of Printrak common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of shares of Printrak Common Stock who are in special tax situations (such as insurance companies, dealers in securities, tax-exempt organizations or non-U.S. persons). The discussion is based on the assumptions that: (i) the shares of the stock constitute capital assets in the hands of the stockholder, and (ii) the collapsible corporation rules set forth in Section 341 of the Internal Revenue Code do not apply to Printrak. The discussion does not address state, local, or foreign tax considerations.

    THE FOLLOWING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF SHARES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

    The receipt of cash for shares of Printrak Common Stock pursuant to the Merger (including pursuant to the exercise of dissenters' rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local, foreign and other income tax laws). In general, for federal income tax purposes, a holder of shares of Printrak Common Stock will recognize gain or loss equal to the difference between his adjusted tax basis in such shares converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the Merger. Such gain or loss will be long term capital gain or loss if, on the effective date of the Merger, such shares were held for more than one year. Amounts received, if any, with respect to the exercise of dissenters' rights which are or are deemed to be interest for federal income tax purposes will be taxed as ordinary income.

    Federal tax laws significantly limit the deductibility of capital losses for federal income tax purposes. For instance, corporate taxpayers can deduct capital losses only to the extent of capital gains and for individual taxpayers, capital losses are similarly deductible up to the extent of capital gains, but may be further deductible up to a maximum of $3,000 in any one taxable year. Carryovers of unused capital losses to other taxable years may be permitted in certain circumstances.

    Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding will generally be required if the stockholder (a) fails to furnish his social security number or other taxpayer identification number, or TIN, (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends or (d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is his correct number and that he is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are entitled to exemption from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with his own tax advisor as to his qualification for exemption from withholding and the procedure for obtaining such exemption.

ACCOUNTING TREATMENT

    Motorola has informed us that it will treat the Merger as a purchase for accounting purposes.

DELISTING AND DEREGISTRATION OF PRINTRAK COMMON STOCK AFTER THE MERGER

    When the Merger is completed, Printrak Common Stock will be delisted from the Nasdaq Stock Market and will be deregistered under the Securities Exchange Act.

APPRAISAL RIGHTS UNDER DELAWARE LAW

    When the Merger becomes effective, stockholders of Printrak who comply with the procedures described in Section 262 of the Delaware General Corporation Law, or DGCL, will potentially be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, and to receive from the surviving corporation payment of the fair value of their shares in cash.


    The following is a brief summary of the statutory procedures that a dissenting security holder must follow in order to perfect your appraisal rights under the DGCL. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262. The text of Section 262 is attached to this Information Statement as APPENDIX C. If you are considering a demand for appraisal, you should review the text of Section 262 carefully and should consult legal counsel.


    If you wish to exercise your appraisal rights, you must follow the following procedure:


        (a) A Printrak stockholder electing to exercise his appraisal rights under Section 262, referred to in this section as a Dissenting Stockholder, must deliver to Printrak a written demand for appraisal within twenty days of the mailing of this Information Statement (in other words, not later than November 10, 2000). The written demand must identify the Dissenting Stockholder and state that the Dissenting Stockholder intends to demand appraisal of its shares of Printrak Common Stock. The failure to grant a written consent for adoption of the Merger Agreement and approval of the Merger will not constitute a demand for appraisal. A written demand to exercise appraisal rights needs to be delivered to Printrak
    International Inc., 1250 N. Tustin Avenue, Anaheim, California 92807,
    Attention: Janet Harmier, by no later than November 10, 2000.


        (b) Within 120 calendar days after the Effective Time, Printrak or any Dissenting Stockholder who has complied with the foregoing notice requirement and the other requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of its shares of Printrak Common Stock. Printrak has no obligation to file a petition and does not currently intend to do so. As a result, any Dissenting Stockholder who wishes to file a petition is advised to do so on a timely basis. If a petition for appraisal is not filed during the 120-day period, all appraisal rights relating to Printrak Common Stock will terminate. Any Dissenting Stockholder may withdraw a demand for appraisal at any time within 60 calendar days after the effective date of the Merger (or thereafter with the written consent of Printrak).

    If a holder of Printrak Common Stock either withdraws its demand for appraisal or has its appraisal rights terminated as described above, the holder will only be entitled to receive the consideration for its shares of Printrak Common Stock that it owns, as provided under the terms of the Merger Agreement.

        (c) Within 120 calendar days after the Effective Time, any stockholder who has complied with the above-described notice requirements and the other requirements of Section 262 may request in writing a list of the aggregate number of shares of Printrak Common Stock for which demands for appraisal under Delaware law have been made and the aggregate number of holders demanding dissenters' appraisal rights under Delaware law.

    If a petition is filed by a Dissenting Stockholder within the 120 day period described above, Printrak will receive notice from the Court of such filing. Within 20 calendar days after Printrak receives notice from the Court, Printrak must file with the office of the Register in Chancery in which the petition was filed, a list containing the names and addresses of all Printrak stockholders who have demanded payment for their shares and the names of all Printrak stockholders who have disagreements with Printrak regarding the value of their shares of Printrak Common Stock. If a petition is filed by Printrak, the petition will be accompanied by a similar list. If ordered by the Court, the Register in Chancery will give notice of the time and place of the hearing by registered or certified mail to Printrak and to each Printrak stockholder shown on the list. The notice will also be given by publishing the notice in a newspaper of general circulation published in Wilmington, Delaware (or any other location the Court may determine), at least one week before the hearing. The forms of the notices to be used will be approved by the Court, and all costs related to the distribution of the notices will be paid by Printrak.

        (d) After the Court determines which of the Dissenting Stockholders are entitled to an appraisal under Section 262, the Court will appraise the shares of Printrak Common Stock. Following determination by the Court of the fair value of the shares, Printrak will pay all Dissenting Stockholders the appraised value of their shares, together with interest, if any, upon surrender to Printrak of their certificates representing Printrak Common Stock.

    The costs of the appraisal proceeding may be determined by the Court and charged to the parties as the Court deems equitable in the circumstances. Upon application of a Dissenting Stockholder, the Court may order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

    After the effective date of the Merger, any dissenting shares owned by any Dissenting Stockholder will cease to exist as shares of Printrak and, instead, will represent the right to receive the appraised value of those shares determined in accordance with the appraisal process described above or, if the Dissenting Stockholder withdraws his or her demand for appraisal within 60 calendar days after the effective date of the Merger (or thereafter with the written consent of Printrak), the consideration or liquidation preference payable for such shares in accordance with the Merger Agreement.

    The above summary of the provisions of Section 262 of the DGCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Section 262, which appears as APPENDIX C.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    Set forth below is certain information as of August 30, 2000 regarding the beneficial ownership of Printrak's Common Stock by (i) any person who was known by Printrak to own more than five percent (5%) of the voting securities of Printrak, (ii) all directors, (iii) each of the Named Executive Officers identified in the Summary Compensation Table located within the proxy statement for our annual meeting, held August 30, 2000, and (iv) all current directors and executive officers as a group.

                                                         AMOUNT AND
                                                         NATURE OF
NAME AND ADDRESS OF                                      BENEFICIAL    PERCENT OF
CERTAIN BENEFICIAL OWNERS(1)                            OWNERSHIP(2)     CLASS
----------------------------                            ------------   ----------
Richard M. Giles(3)...................................    5,958,200       49.76%
Charles L. Smith(4)...................................      340,500         2.9%
John G. Hardy(5)......................................      204,227           *
Daniel Driscoll(6)....................................      132,052           *
David L. McNeff(7)....................................      102,477           *
John M. Lyons(8)......................................       43,456           *
Albert C. Wong(9).....................................       14,330           *
Peter T. Higgins(10)..................................        5,500           *
All current executive officers and directors as a
  group
  (7 persons)(11).....................................    6,800,742        55.8%

------------------------

*   less than 1%

(1) Unless otherwise indicated, the business address of such stockholder is c/o Printrak International Inc., 1250 North Tustin Avenue, Anaheim, CA 92807.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of August 28, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Includes 81,000 shares owned by the Alexander Giles Education Trust, Richard Giles Trustee and his son as beneficiary; and 73,000 shares owned by The Giles Family Foundation, a California non-profit public benefit corporation, of which Richard Giles shares voting power with his spouse. Mr. Giles disclaims beneficial ownership of the above-mentioned shares. The remaining 5,804,200 shares are held by The Giles Living Trust.

(4) Such shares are held by Charles L. Smith and Janet Smith, as Trustees of the Smith Family Trust, of which Mr. Smith has shared voting power.

(5) Includes 100,000 shares held by John G. Hardy and Irene P. Hardy, as co-trustees of the John G. Hardy and Irene P. Hardy Family Trust, July 24,
    1996, of which Mr. Hardy has shared voting power. Includes 104,227 shares issuable upon the exercise of an option exercisable within 60 days of August 28, 2000 by Mr. Hardy.

(6) Includes 132,052 shares issuable upon the exercise of options exercisable within 60 days of August 28, 2000.

(7) Includes 102,007 shares issuable upon the exercise of options exercisable within 60 days of August 28, 2000.

(8) Includes 42,505 shares issuable upon the exercise of options exercisable within 60 days of August 28, 2000.

(9) Includes 1,330 shares held by the Albert Wong and Lia Wong Family Trust. Includes 13,000 shares issuable upon the exercise of options exercisable within 60 days of August 28, 2000.

(10) Includes 5,500 shares issuable upon the exercise of options exercisable within 60 days of August 28, 2000.

(11) Includes an aggregate of 399,291 shares subject to options exercisable within 60 days of August 28, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

    Printrak files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements and other information that Printrak files at the following locations of the SEC:

    Public Reference Room          7 World Trade Center        Citicorp Center Suite 1400
   450 Fifth Street, N.W.               Suite 1300                500 W. Madison Street
          Room 1024              New York, New York 10048     Chicago, Illinois 60661-2511
   Washington, D.C. 20549

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, such as Printrak and Motorola, who file electronically with the SEC. The address of that site is http://www.sec.gov.

    You can also inspect reports, proxy statements and other information about Printrak at:

                       The National Association of
                       Securities Dealers
                       1735 K Street, N.W.
                       Washington, D.C. 20006

    This is an Information Statement of Printrak. Printrak has supplied all information contained in this document relating to Printrak.


    You can obtain copies of Printrak's documents filed under the Securities Exchange Act of 1934 from the SEC, through the SEC's world wide web site at the address described above, or from Printrak by requesting them in writing or by telephone at the following address:


                       Printrak International Inc.
                       1250 N. Tustin Ave.
                       Anaheim, California 92807
                       Attention: Secretary


    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED OCTOBER 21, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  by and among
                                Motorola, Inc.,
                           Panther Acquisition Corp.,
                          Printrak International Inc.
                                      and
               the Majority Stockholders listed on Annex A hereto
                          Dated as of August 28, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                       PAGE
                                                                                     --------
ARTICLE I              THE MERGER..................................................      1

  SECTION 1.1.         The Merger..................................................      1
  SECTION 1.2.         Effective Time; Closing.....................................      1
  SECTION 1.3.         Effects of the Merger; Subsequent Actions...................      1
  SECTION 1.4.         Certificate of Incorporation and Bylaws.....................      2
  SECTION 1.5.         Directors...................................................      2
  SECTION 1.6.         Officers....................................................      2
  SECTION 1.7.         Conversion of Shares........................................      2
  SECTION 1.8.         Employee Stock Options; Warrants............................      3
  SECTION 1.9.         Stockholder's Consent.......................................      3

ARTICLE II             DISSENTING SHARES; EXCHANGE OF SHARES.......................      3

  SECTION 2.1.         Dissenting Shares...........................................      3
  SECTION 2.2.         Exchange of Certificates....................................      4

ARTICLE III            REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............      5

  SECTION 3.1.         Organization, Qualification, and Corporate Power............      5
  SECTION 3.2.         Capitalization..............................................      5
  SECTION 3.3.         Authorization; No Contravention.............................      6
  SECTION 3.4.         Title to Assets; Asset Sufficiency..........................      7
  SECTION 3.5.         Subsidiaries................................................      8
  SECTION 3.6.         SEC Reports.................................................      8
  SECTION 3.7.         Events Subsequent to Most Recent Fiscal Period End..........      9
  SECTION 3.8.         Legal Compliance............................................     10
  SECTION 3.9.         Tax Matters.................................................     11
  SECTION 3.10.        Real Property...............................................     13
  SECTION 3.11.        Intellectual Property.......................................     14
  SECTION 3.12.        Contracts...................................................     17
  SECTION 3.13.        Insurance...................................................     19
  SECTION 3.14.        Litigation..................................................     19
  SECTION 3.15.        Software Products...........................................     20
  SECTION 3.16.        Employees; Independent Contractors..........................     20
  SECTION 3.17.        Employee Benefits--United States............................     21
  SECTION 3.18.        International Labor Matters.................................     23
  SECTION 3.19.        International Pensions and Benefits.........................     24
  SECTION 3.20.        Environmental, Health, and Safety Matters...................     26
  SECTION 3.21.        Information Systems Integrity...............................     28
  SECTION 3.22.        Brokers, Finders and Agents.................................     28
  SECTION 3.23.        Disclosure..................................................     28

ARTICLE III A          REPRESENTATIONS AND WARRANTIES OF THE MAJORITY
                         STOCKHOLDERS..............................................     28

  SECTION 3A.1.        Authorization of Transaction................................     28
  SECTION 3A.2.        Ownership of Shares.........................................     29
  SECTION 3A.3.        Litigation..................................................     29
  SECTION 3A.4.        Noncontravention............................................     29

                                                                                       PAGE
                                                                                     --------
  SECTION 3A.5.        Disclosure..................................................     29

ARTICLE IV             REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION
                         SUB.......................................................     29

  SECTION 4.1.         Organization of Parent and Acquisition Sub..................     30
  SECTION 4.2.         Authorization of Transaction................................     30
  SECTION 4.3.         Litigation..................................................     30
  SECTION 4.4.         Noncontravention............................................     30
  SECTION 4.5.         Brokers' Fees...............................................     30

ARTICLE V              COVENANTS...................................................     30

  SECTION 5.1.         Conduct of Business of the Company..........................     30
  SECTION 5.2.         Access to Information; Confidentiality Agreement............     32
  SECTION 5.3.         Commercially Reasonable Efforts.............................     33
  SECTION 5.4.         Public Announcements........................................     33
  SECTION 5.5.         Indemnification, Insurance..................................     33
  SECTION 5.6.         Notification of Certain Matters.............................     34
  SECTION 5.7.         Employees and Employee Plans--United States.................     34
  SECTION 5.8.         No Solicitation.............................................     36
  SECTION 5.9.         Acquisition Sub.............................................     36
  SECTION 5.10.        FIRPTA Affidavit............................................     36
  SECTION 5.11.        Tax Matters.................................................     36

ARTICLE VI             CONDITIONS TO CONSUMMATION OF THE MERGER....................     37

  SECTION 6.1.         Conditions to the Company's, Parent's and Acquisition Sub's
                         Obligation
                           to Effect the Merger....................................     37
  SECTION 6.2.         Conditions to the Obligations of Parent and Acquisition
                         Sub.......................................................     37
  SECTION 6.3.         Conditions to Obligation of the Company.....................     38

ARTICLE VII            TERMINATION; AMENDMENT; WAIVER..............................     38

  SECTION 7.1.         Termination.................................................     38
  SECTION 7.2.         Effect of Termination.......................................     39
  SECTION 7.3.         Fees and Expenses...........................................     39
  SECTION 7.4.         Amendment...................................................     39
  SECTION 7.5.         Extension; Waiver...........................................     39

ARTICLE VIII           MISCELLANEOUS...............................................     40

  SECTION 8.1.         Non-Survival of Representations and Warranties..............     40
  SECTION 8.2.         Entire Agreement; Assignment................................     40
  SECTION 8.3.         Notices.....................................................     40
  SECTION 8.4.         Governing Law...............................................     41
  SECTION 8.5.         Parties in Interest.........................................     42
  SECTION 8.6.         Remedies....................................................     42
  SECTION 8.7.         Severability................................................     42
  SECTION 8.8.         Interpretation..............................................     42
  SECTION 8.9.         Certain Definitions.........................................     42
  SECTION 8.10.        Counterparts................................................     43

    AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2000, is by and among PRINTRAK INTERNATIONAL INC., a Delaware corporation (the "COMPANY"),
MOTOROLA, INC., a Delaware corporation ("PARENT"), and PANTHER ACQUISITION CORP., a Delaware corporation ("ACQUISITION SUB") and those certain Majority Stockholders set forth on Annex A hereto.

    WHEREAS, the Board of Directors of Acquisition Sub has approved the merger (the "MERGER") of Acquisition Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") upon the terms and subject to the conditions set forth herein;

    WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive their respective portions of the Merger Consideration (as defined below) as provided herein;

    WHEREAS, the Board of Directors of the Company (the "BOARD") has
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) recommended, in satisfaction of all applicable requirements for Board action under Section 251 of the DGCL in order for the Merger to be validly approved, that the stockholders of the Company, to the extent required by applicable law, approve and adopt this Agreement and the Merger; and

    WHEREAS, contemporaneously with the execution of this Agreement, the Majority Stockholders, as the holders of a majority of the outstanding shares of the Company's voting stock, have executed and delivered a written consent (the "STOCKHOLDERS CONSENT") pursuant to Section 228 of the DGCL approving and adopting this Agreement and the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition Sub hereby agree as follows.

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1. THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the DGCL, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). At Acquisition Sub's option, subject to Section 8.2 hereof, the Merger may be structured so that any direct or indirect wholly owned subsidiary of Parent other than Acquisition Sub is merged with and into the Company; provided that Parent shall continue to be responsible for its and Acquisition Sub's obligations hereunder. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

    SECTION 1.2. EFFECTIVE TIME; CLOSING. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto will file a certificate of merger, in form and substance satisfactory to Parent and the Company, with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger (the "CERTIFICATE OF MERGER"). The Merger shall become effective at such time (the "EFFECTIVE TIME") as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware. Prior to such filing, a closing (the "CLOSING") shall be held at the place designated by Parent in Chicago, Illinois for the purpose of confirming the satisfaction or waiver of the conditions set forth in Article VI. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

    SECTION 1.3.  EFFECTS OF THE MERGER; SUBSEQUENT ACTIONS.

    (a) The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts liabilities, restrictions, disabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

    (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition Sub, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

    SECTION 1.4.  CERTIFICATE OF INCORPORATION AND BYLAWS.

    (a) The Certificate of Incorporation of Acquisition Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law; PROVIDED that the name of the Surviving Corporation as set forth in its Certificate of Incorporation shall be changed at the Effective Time to reflect PRINTRAK INTERNATIONAL INC. as the name of the Surviving Corporation.

    (b) The Bylaws of Acquisition Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

    SECTION 1.5. DIRECTORS. The directors of Acquisition Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

    SECTION 1.6. OFFICERS. The officers of the Acquisition Sub at the Effective Time, and/or any individuals designated by Parent, shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

    SECTION 1.7. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holder of any of the following securities:

        (a) Each share of the Company's common stock, $0.0001 par value per share (each a "SHARE") issued and outstanding immediately prior to the Effective Time (other than Shares referred to in Section 1.7(b) hereof and Dissenting Shares (as hereinafter defined)), shall by virtue of the Merger and without any action on the part of the holder thereof be converted into the right to receive an amount equal to $12.1406 per Share in cash, without interest (the "MERGER CONSIDERATION").

        (b) Each Share that is owned by the Company or by any wholly owned subsidiary of the Company and each Share that is owned by Parent, Acquisition Sub or any other wholly owned subsidiary of Parent shall be cancelled and retired and no consideration shall be delivered in exchange therefor.

        (c) Each share of common stock, $0.01 par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

    SECTION 1.8. EMPLOYEE STOCK OPTIONS; WARRANTS. As of the Effective Time, each holder of outstanding options ("STOCK OPTIONS") to purchase shares of Company common stock under the Company's stock option plans (the "COMPANY STOCK OPTION PLANS") listed on Schedule 1.8 will be entitled to receive, and shall receive (a) additional vesting service under each Stock Option held, as provided on Schedule 1.8, and (b) in settlement of each Stock Option held, a cash payment from the Company, to the extent the Stock Option is vested, equal to the product of (i) the Merger Consideration minus the exercise price per Share subject to such Stock Option and (ii) the number of Shares subject to such Stock Option. By virtue of the foregoing treatment of the Stock Options, all Stock Options, whether vested or unvested, and the Company Stock Option Plans, shall be cancelled and shall cease to exist. With respect to the warrants listed in
Schedule 1.8, the payments as set forth in Schedule 1.8 will be made by the Company to such warrant holders. Other than as provided in this Section 1.8, there shall be no other payments made under any options, warrants, purchase rights, subscription rights, conversion or exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any capital stock.

    SECTION 1.9. STOCKHOLDER'S CONSENT. (a) As soon as practicable after the date hereof, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC"), an Information Statement on Schedule 14C (as supplemented or amended from time to time, the "SCHEDULE 14C") reflecting the action taken pursuant to the Stockholders Consent and relating to the Merger and this Agreement, such Schedule 14C to include the information required to be included pursuant to the rules and regulations of the SEC and shall use its commercially reasonable efforts, after consultation with Parent, to respond to any comments made by the SEC with respect to the Schedule 14C and, as promptly as practicable after satisfying applicable SEC rules and regulations, cause the
Schedule 14C to be mailed to the Company's stockholders. The Schedule 14C, shall contain a notification conforming to Sections 228(d) and 262(d) of the DGCL advising stockholders of (i) the Stockholders Consent and (ii) the date by which the Company must receive the demand for payment in order for Shares to qualify for the appraisal rights provided for hereunder, which date shall be approved by Parent. The Schedule 14C, including any amendments or supplements thereto, shall not, at the time filed with the SEC or as of the date mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty with respect to any information provided by Parent specifically for use in the
Schedule 14C. The Schedule 14C shall comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    (b) Provided that this Agreement has not been terminated in accordance with
Article VII, the Majority Stockholders agree not to revoke or withdraw the Stockholders Consent.

                                   ARTICLE II
                     DISSENTING SHARES; EXCHANGE OF SHARES

    SECTION 2.1. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares ("DISSENTING SHARES") in accordance with Section 262 of the DGCL or, if applicable, Chapter 13 of the California Corporation Code (the "CCC") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration to which such holder is entitled, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquisition Sub, make any payment with respect to, or settle or offer to settle, any such demands.

    SECTION 2.2.  EXCHANGE OF CERTIFICATES.

    (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the "PAYING AGENT") in effecting the payment of the Merger Consideration upon surrender of certificates (the "CERTIFICATES") that, prior to the Effective Time, represented Shares. Upon the surrender of each such Certificate formerly representing Shares, together with a properly completed letter of transmittal, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or Shares held by Parent, Acquisition Sub or the Company, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue to the holders of Shares in respect of the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes (as defined herein) required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

    (b) Parent or Acquisition Sub shall (i) deposit seventy-five percent (75%) of the Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.7(a) hereof in trust with the Paying Agent on the date upon which the Effective Time occurs, and (ii) deposit, or cause to be deposited the remaining Merger Consideration in trust with the Paying Agent on a timely basis, as and when the Paying Agent requires after the Effective Time, PROVIDED that no such deposit shall relieve Parent of its obligation to pay the Merger Consideration pursuant to Section 1.7(a). Pursuant to irrevocable instructions, subject to Section 2.2(c) and 2.2(e), Parent shall cause the Paying Agent to hold the amounts deposited with it for the benefit of the holders of Shares.

    (c) The Merger Consideration shall be invested by the Paying Agent, as directed by Parent, on a timely basis. Any interest and other income resulting from such investments shall be paid to Parent.

    (d) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares, a form of letter of transmittal and instructions reasonably acceptable to the Company for use in surrendering such Certificates and receiving the Merger Consideration in exchange therefor.

    (e) Promptly following the date that is six months after the Effective Time, the Paying Agent shall deliver to Parent all cash and documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing Shares may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon. Parent shall remain responsible for payment of the Merger Consideration with respect thereto.

    (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the

Merger Consideration, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

    (g) Parent or any of its affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares or Stock Options such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the "Code" (as defined herein), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent (or any affiliate thereof) and paid by Parent (or any affiliate thereof) to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares or Stock Options in respect of which such deduction and withholding was made by Parent (or any affiliate thereof).

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Acquisition Sub that the statements contained in this Article III are correct and complete as of the date of this Agreement and, unless such statements shall refer to a date other than the date of this Agreement, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout such statement), except as set forth in the Schedules of Disclosure, which identify exceptions only to specific Sections referred to therein (the "SCHEDULES OF DISCLOSURE," composed of individual "SCHEDULES") and which are incorporated herein by this reference. For purposes of this Article III, references to the Company's "knowledge" shall mean the actual knowledge of the following individuals: Richard Giles, Thomas Costales, Dan Crawford, Pam Bacchus, Mike Lyons, David McNeff, Behnam Bavarian, Janet Harmier and David Gilrain.

    SECTION 3.1. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"). The Company and each of its subsidiaries has full corporate power and authority and all governmental licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except where the failure to have such licenses, permits, and authorizations would not have a Material Adverse Effect. Schedule 3.1 lists: (a) the addresses of all sales offices and any other offices or facilities of the Company and its subsidiaries, including the addresses and whether there are employees, contractors or sales agents located at such offices or facilities; (b) all states and other jurisdictions where the Company and each of its subsidiaries are qualified to transact business as a foreign corporation; and (c) the directors and officers of the Company. True and complete copies of the Certificate of Incorporation and Bylaws of the Company (as amended to date) have been provided to Parent. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects and copies of same have been provided to Parent. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

    SECTION 3.2.  CAPITALIZATION.

    (a) As of the date hereof, the entire authorized capital stock of the Company consists of 20,000,000 Shares of which 11,973,923 shares are issued and outstanding. As of the date hereof, the number of Shares outstanding on a fully-diluted basis, assuming the exercise of all outstanding vested and unvested options, warrants and other rights to purchase securities (the "Fully-Diluted Shares"), is 13,674,365 Shares. As of the date hereof, Stock Options to purchase an aggregate of 1,650,528 Shares were outstanding and the weighted average exercise price of such Stock Options was $6.04 per Share.

    (b) All issued and outstanding Shares: (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; and (iii) were issued in compliance in all material respects with all applicable state and federal laws concerning the issuance of securities. Except as set forth in Schedule 1.8, there are no options, warrants, purchase rights, subscription rights, conversion or exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth in, or contemplated by, this Agreement, there are, to the Company's knowledge, no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

    (c) Except as disclosed in Schedule 3.2(c), there are no outstanding contractual obligations of the Company (A) restricting the transfer of,
(B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to,
(D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive rights with respect to, any shares of the Company common stock or any capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person other than wholly-owned Subsidiaries of the Company as listed on
Schedule 3.2(c).

    SECTION 3.3. AUTHORIZATION; NO CONTRAVENTION. (a) The Company has the corporate power and authority to enter into this Agreement and the other transaction documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the transaction documents to which it is a party and the consummation of the transactions contemplated herein and therein: (i) have been duly authorized by the board of directors and stockholders of the Company; and (ii) except as set forth in the immediately preceding clause, require no other corporate proceedings in order to authorize this Agreement and the other transaction documents. The Board, at a meeting duly called and held on August 28, 2000,
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and (iii) recommended in satisfaction of all applicable requirements for Board action under Section 251 of the DGCL in order for the Merger to be validly approved that the stockholders of the Company, to the extent required by applicable law, approve and adopt this Agreement and the Merger and (iv) set a record date of even date hereof for purposes of the Stockholders Consent approving and adopting this Agreement and approving the Merger and the transactions contemplated herein. Such approvals constitute all Board action required to be taken in connection with this Agreement, the Merger and the other transactions contemplated hereby by Section 251 of the DGCL in order for the Merger to be validly approved. The Board has taken all action necessary with respect to the transactions contemplated hereby so as to render inapplicable to such transactions, including, without limitation, the Merger, the restrictions on business combinations contained in Section 203 of the DGCL. The Shares set forth opposite the name of each Majority Stockholder on Annex A constitute a majority of the issued and outstanding Shares of the Company as of the date hereof. The Stockholders Consent constitutes all stockholder action required to be taken in connection with this Agreement, the Merger and the other transactions contemplated hereby by Section 251 of the DGCL in order for the Merger to be validly approved. This Agreement has been duly and validly executed and delivered by the Company and, assuming it constitutes a valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) The Company is neither subject to nor obligated under any charter or bylaw provision or any governmental license, franchise or permit, nor, to the knowledge of the Company, subject to any order or decree that would be breached or violated in any manner by or in conflict with its executing and carrying out this Agreement and the transactions contemplated herein and under the transaction documents, except for such breaches, violations or conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or affect the ability of the parties under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Except for the filing of the Certificate of Merger, any required officers' certificates with the Secretary of State of the State of Delaware, appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and filings, notices, approvals, confirmations, consents, declarations or decisions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and required by the Exchange Act (as defined herein) and state securities, takeover and Blue Sky laws (collectively, the "COMPANY GOVERNMENTAL APPROVALS"), and except as set forth in Schedule 3.3(c), no consent, approval, authorization or permit of, or filing with or notification to (i) any person who is a party to a Material Contract (as defined herein), or (ii) any foreign or domestic governmental administrative, judicial or regulatory authority ("GOVERNMENTAL ENTITY") is required to be obtained on the part of the Company or any of its subsidiaries to permit the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and to allow the Surviving Corporation to continue the business activities of the Company as previously conducted by them, except where the failure to obtain such consent, approval, authorization, permit, filing or notification would not which, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or affect the ability of the parties to consummate the transactions contemplated by this Agreement.

    (c) Except as set forth in Schedule 3.3(c), neither the execution and delivery of this Agreement or the transaction documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any constitution, statute, regulation or rule to which the Company is subject, except for violations, breaches, defaults or other events which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, to which the Company is subject, (ii) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the certificate of incorporation or bylaws of the Company, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any Material Contract (as defined herein) to which the Company is a party or by which any of them is bound or to which any of their assets are subject (or result in the imposition of any Tax (as defined herein) or Security Interest (as defined herein) upon any of their assets), except in any such case as would not reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.4. TITLE TO ASSETS; ASSET SUFFICIENCY. (a) Except as set forth in Schedule 3.4(a), the Company has good title to, or a valid leasehold interest in or license to, the properties and assets that are used by the Company or are located on the premises of the Company, all free and clear of all Security Interests (the "COMPANY ASSETS").

    "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes (as defined herein) not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens or encumbrances arising in the ordinary course of business and not incurred in connection with the borrowing of money.

    (b) The Company Assets comprise all of the rights, services, properties and assets (real, personal and mixed, tangible and intangible) that are used in, or necessary for the continued conduct of, the Company's business as now being conducted, except for those assets the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 3.5.  SUBSIDIARIES.

    (a) Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (c) The Company has heretofore furnished or made available to Parent complete and correct copies of the certificate of incorporation and by-laws or the equivalent organizational documents of each of its subsidiaries listed on
Schedule 3.5 (the "MATERIAL SUBSIDIARIES"), each as amended to the date hereof, as requested by Parent, except for certain organizational documents of non-U.S. subsidiaries that will be furnished or made available prior to the Effective Time. Such certificate of incorporation, by-laws or equivalent organizational documents are in full force and effect and no other material organizational documents are applicable to or binding upon the Company or its Material Subsidiaries. No Material Subsidiary is in violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents.

    (d) The Company has heretofore furnished or made available to Parent a complete and correct list of the subsidiaries of the Company, which list sets forth the percentage of total capital stock of or other equity interests in such subsidiaries owned by the Company, directly or indirectly. No subsidiary of the Company that is not a Material Subsidiary is, individually or when taken together with all other subsidiaries of the Company that are not Material Subsidiaries, material to the business of the Company and its subsidiaries taken as a whole. Except as set forth on Schedule 3.5, no entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all other such entities, material to the business of the Company and its subsidiaries, taken as a whole. No subsidiary of the Company that is not a Material Subsidiary has any material liabilities.

    SECTION 3.6. SEC REPORTS. (a) The Company has filed all required forms, reports and documents with the SEC since January 1, 1998. The Company has made available to Parent, in the form filed with the SEC, the Company's (i) Annual Report on Form 10-K for the year ended March 31, 2000, (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1998 (collectively, the "SEC REPORTS"). The SEC Reports were prepared in accordance with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act. As of their respective dates, none of the SEC Reports including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company included in the SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the lack of footnote disclosure (to the extent permitted by SEC rules in the case of the SEC Reports) in the case of any unaudited interim financial statements).

    (b) Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.6, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected, reserved for or disclosed under generally accepted accounting principles in consolidated financial statements of the Company (including the notes thereto), except for liabilities incurred in the ordinary course of business since June 30, 2000 or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

    SECTION 3.7. EVENTS SUBSEQUENT TO MOST RECENT FISCAL PERIOD END. Since June 30, 2000 (the "MOST RECENT FISCAL PERIOD END") to the date hereof, except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.7, there has not been any material adverse change, or any development involving a prospective material adverse change, in or involving the business, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE CHANGE"). Without limiting the generality of the foregoing, except as set forth on Schedule 3.7 and except as otherwise contemplated under this Agreement, since the Most Recent Fiscal Period End:

    (a) the Company has not sold, leased, transferred, assigned or otherwise disposed of any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

    (b) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) involving more than $250,000, other than customer contracts entered into in the ordinary course of business;

    (c) no person (including the Company) has accelerated, terminated, modified in any material respect, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 to which the Company is a party or by which it is bound;

    (d) the Company has imposed no Security Interest upon any of its assets, tangible or intangible;

    (e) the Company has made no capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the ordinary course of business;

    (f) the Company has made no capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (other than wholly-owned subsidiaries);

    (g) the Company has neither issued any note, bond, or other debt security nor created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $250,000 in the aggregate;

    (h) the Company has neither delayed nor postponed the payment of accounts payable or other liabilities outside the ordinary course of business;

    (i) the Company has neither canceled, compromised, waived, nor released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the ordinary course of business;

    (j) the Company has granted no license or sublicense of any rights under or with respect to any Intellectual Property other than in the ordinary course of business;

    (k) there has been no change made or authorized in the Certificate of Incorporation or Bylaws of the Company;

    (l) the Company has neither issued, sold, nor otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than pursuant to the exercise of stock options or rights under the Company's Employee Stock Option Plans;

    (m) the Company has neither declared, set aside, nor paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

    (n) the Company has experienced no damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $250,000;

    (o) the Company has neither made a loan to, nor entered into any other transaction with, any of its affiliates, directors, officers, employees, the Company stockholders or any affiliate thereof;

    (p) the Company has neither entered into any employment contract or collective bargaining agreement, written or oral, nor modified the terms of any existing such contract or agreement;

    (q) the Company has neither granted nor agreed to make any increase in the base compensation payable or to become payable by the Company to any of its directors, officers, and employees outside the ordinary course of business;

    (r) the Company has neither adopted, amended, modified, nor terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan (as defined herein));

    (s) the Company has made no other change in employment terms for any of its directors, officers, and tier one employees listed on Schedule 6.2(f) outside the ordinary course of business;

    (t) the Company has neither made nor pledged to make any charitable or other capital contribution outside the ordinary course of business;

    (u) there has been no other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company;

    (v) the Company has made no change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein other than changes required by changes in GAAP;

    (w) the Company has suffered no dispute involving any employee that may reasonably be expected to have a Material Adverse Effect;

    (x) the Company has neither received any notice of violation of any law, rule or regulation, of any Governmental Entity, nor received any claim for damages arising out of actual or alleged negligence or other tort, or breach of contract (whether or not fully covered by insurance) which could reasonably be expected to have a Material Adverse Effect; and

    (y) the Company has neither committed nor agreed, in writing or otherwise, to any of the forgoing.

    SECTION 3.8. LEGAL COMPLIANCE. Except as disclosed on Schedule 3.8, each of the Company and its predecessors and affiliates has complied in all respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, provincial and foreign governments (and all agencies thereof including, without limitation, any related to exporting or importing goods), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor, to the Company's knowledge, any other person, has made any payment to, or conferred any benefit, directly or indirectly, on suppliers, customers, employees, or agents of suppliers or customers, or officials or employees of any government or agency or instrumentality of any government (domestic or foreign) or any political parties or candidates for office, that is or was unlawful under any applicable law, including without limitation the United States Foreign Corrupt Practices Act, as amended.

    SECTION 3.9. TAX MATTERS. (a) Except as disclosed in Schedule 3.9(a), the Company and its subsidiaries have timely filed all Tax Returns (as defined below) that they were required to file, all such Tax Returns were true, correct and complete in all respects and were prepared and filed in accordance with applicable laws and regulations. Except as disclosed on Schedule 3.9(a), all Taxes owed by the Company and its subsidiaries (whether or not shown on any Tax Return) have been paid. Except as disclosed in Schedule 3.9(a), neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Neither the Company nor any of its subsidiaries has received a claim made by an authority in writing in a jurisdiction where the Company or subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of either the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. All unpaid Taxes have been fully and properly accrued on the audited financial statements included in the SEC Reports.

    (b) The Company and each of its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and any other Person (as defined in Section 8.9(f) below) performing services for the Company under any arrangement.

    (c) Except as disclosed in Schedule 3.9(c), there is no pending assessment, asserted deficiency or any dispute or claim concerning any Tax liability of the Company or any of its subsidiaries that has been claimed or raised by any authority in writing, or of which the Company or any of its subsidiaries has received notice. Schedule 3.9(c) lists all federal, state, local, and foreign income Tax Returns of the Company filed with respect to the Company or any of its subsidiaries for taxable periods ended on or after March 31, 1997, indicates those Tax Returns of the Company that have been audited, and indicates those Tax Returns of the Company that currently are the subject of audit.

    (d) The Company has delivered to Parent correct and complete copies of all federal income Tax Returns of the Company and each of its subsidiaries for tax years commencing on and after April 1, 1996, and any examination reports, and statements of income-tax deficiencies assessed against, or agreed to, by the Company or any of its subsidiaries since April 1, 1996.

    (e) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (f) Neither the Company nor any of its subsidiaries has filed any consent under the Internal Revenue Code of 1986, as amended (the "CODE"), Section 341(f) concerning collapsible corporations. Neither the Company nor any of its subsidiaries has made any payments or provided any benefits, is obligated to make any payments or provide any benefits, or is a party to any agreement that under certain circumstances could obligate it to make any payments or provide any benefits that will not be fully deductible under Section 162(m) or 280G of the Code or similar provisions of applicable law. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither the Company nor any of its subsidiaries has taken any position on any Tax Return of the Company or any of its subsidiaries that would require disclosure under Code Section 6662 or any similar provision of applicable law. Neither the Company nor any of its subsidiaries is a party to any Tax allocation or sharing agreement or similar arrangement with any other party. Neither the Company nor any of its subsidiaries (A) has ever been a member of an affiliated group filing a consolidated federal income Tax Return or
(B) has any liability for the Taxes of any other person under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

    (g) Except as indicated in Schedule 3.9(g), neither the Company nor any of its subsidiaries maintains or ever has maintained a permanent establishment (as defined under applicable law) in any location outside of the United States and neither the Company nor any of its subsidiaries has ever received notice to the contrary from any foreign governmental authority. Neither the Company nor any of its subsidiaries owes or has ever owed Taxes to any foreign authority outside the jurisdiction of its organization or formation.

    (h) Neither the Company nor any of its subsidiaries is under any contractual obligation to pay any tax obligation of any other person or to indemnify any other person with respect to any Tax.

    (i) Neither the Company nor any of its subsidiaries is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

    (j) Neither the Company nor any of its subsidiaries has executed or filed with any Tax authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company or any of its subsidiaries with respect to any Taxes is currently in force.

    (k) The Company and each of its subsidiaries has, at all times since its inception, used the accrual method of accounting. Neither the Company nor any of its subsidiaries has agreed to or been required to make any adjustments by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. Neither the Internal Revenue Service ("IRS") nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. Neither the Company nor any of its subsidiaries has any application pending with any Tax authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

    (l) No asset of the Company or of any of its subsidiaries is subject to the alternative depreciation system under Code Section 168(g). No portion of the cost of any asset of the Company or of any of its subsidiaries has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code Section 103(a). None of the assets of the Company or of any of its subsidiaries is property that the Company or any of its subsidiaries is required to treat as being owned by any other person pursuant to the safe harbor lease provisions of former Code Section 168(f)(8).

    (m) Except as disclosed on Schedule 3.9(m), during the past five years, neither the Company nor any of its subsidiaries has been a party to: (i) any transaction that has been reported as a reorganization within the meaning of Code Section 368, or (ii) any transaction, either as a distributing corporation or controlled corporation, that has been reported to qualify for tax-free treatment under Code Section 355.

    (n) Neither the Company nor any of its subsidiaries has ever been an S corporation within the meaning of Sections 1361 and 1362 of the Code.

    (o) Except as disclosed in Schedule 3.9(o), there are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the Company or any of its subsidiaries that are, or if issued would be, binding upon the Company or any of its subsidiaries after the Closing Date.

    (p) Except as disclosed in Schedule 3.9(p), neither the Company nor any of its subsidiaries will have any taxable income or gain as a result of prior intercompany transactions that have been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement.

    (q) Except as disclosed in Schedule 3.9(q), neither the Company nor any its subsidiaries has any excess loss account with respect to the stock of any other corporation.

    (r) Except as disclosed in Schedule 3.9(r), neither the Company nor any of its subsidiaries has, in a manner that would be binding on either the Company or its subsidiaries after the Closing Date, executed, become subject to, or entered into any closing agreement pursuant to Code
Section 7121 or any similar provision of applicable law.

    (s) Except as disclosed on Schedule 3.9(s), none of the subsidiaries of the Company is an entity organized (i) in a foreign jurisdiction or (ii) pursuant to a foreign law.

    "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, estimated, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax or customs duty of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any transferee or secondary liability in respect of any tax (whether by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary, or similar group.

    "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    SECTION 3.10.  REAL PROPERTY.

    (a) Except as disclosed on Schedule 3.10(a), the Company does not own, and has never owned, any real property, and it has no outstanding options or rights of first refusal to purchase any real property, or any portion thereof or interest therein.

    (b) Schedule 3.10(b) lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Parent correct and complete copies of the leases and subleases listed on Schedule 3.10(b) (as amended to date). With respect to each lease and sublease listed on
Schedule 3.10(b):

        (i) the lease or sublease, as modified or amended, is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the Merger; subject to laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies and subject further to receipt of the consent of the landlords of such premises as listed on
    Schedule 3.10(b); the landlord of any premises leased or subleased to the Company will not be entitled to recapture such leased or subleased space upon the Merger;

        (ii) to the knowledge of the Company, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

       (iii) to the knowledge of the Company, no party to the lease or sublease has repudiated any provision thereof;

        (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

        (v) with respect to each sublease, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying lease;

        (vi) the Company has not subleased, licensed, assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

       (vii) with respect to the Company's leased facility located at 1250 North Tustin Avenue, Anaheim, California 92807 (the "PRINCIPAL LOCATION") the monthly rent and all other charges due under such lease are current and will have been paid in full through Closing;

      (viii) to the knowledge of the Company, all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

        (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

        (x) there are no parties (other than the Company) in possession of such leased property, other than tenants under any leases disclosed on
    Schedule 3.10(b) who are in possession of space to which they are entitled; and

        (xi) the Company has received no notice of any pending condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof, and to the knowledge of the Company, none are threatened.

    SECTION 3.11.  INTELLECTUAL PROPERTY.  (a) Certain Definitions

    "COMPANY INTELLECTUAL PROPERTY" means (i) the Registered Intellectual Property; (ii) any and all other Intellectual Property that is owned by the Company or its subsidiaries, including the Company Software and the Unregistered Intellectual Property; and (iii) any and all Intellectual Property of third parties that is exclusively licensed to the Company or its subsidiary.

    "COMPANY SOFTWARE" means all computer software, including all enhancements, versions, releases and updates of such computer software, developed by or for the Company or any of its subsidiaries as of the Closing Date, and any other computer software regardless of the computer software's stage of development. Company Software includes all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded. For purposes of clarification, Company Software does not include computer software that is licensed under the Excluded Licenses.

    "EXCLUDED LICENSES" means contracts, licenses, or other agreements currently in effect relating to any Intellectual Property that constitutes: (i) "shrink wrap" software; or (ii) third party software generally available to the public at a cost of less than Ten Thousand Dollars ($10,000).

    "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions and discoveries (whether or not patentable and whether disclosed or undisclosed), disclosures on inventions, trade secrets, proprietary information, know-how, technical data and customer lists, and all documentation relating to any of the foregoing;
(iii) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) trade names, logos, common law trademarks and service marks, and trademark and service mark registrations and applications therefor and all goodwill associated with the foregoing throughout the world; (vi) data bases and data collections and all rights therein throughout the world; (vii) all Web addresses, sites and domain names; (viii) computer software; (ix) any similar corresponding or equivalent rights to any one of the foregoing; and (x) all documentation directly related to any of the foregoing.

    "REGISTERED INTELLECTUAL PROPERTY" means all of the following items of Intellectual Property owned by the Company or any of its subsidiaries:
(i) United States and foreign patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent to use applications or other registrations related to trade identity and trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) all Web addresses, sites and domain names; and (vi) any other Intellectual Property that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government, or other public legal authority.

    "UNREGISTERED INTELLECTUAL PROPERTY" means all Company Intellectual Property, other than the Registered Intellectual Property and Company Software, that is relevant to conducting the business as now being conducted including:
(i) disclosures on inventions; (ii) trade secrets, documented know-how, proprietary processes, and other documented proprietary information relevant to conducting the business of the Company; (iii) unregistered trademarks; and
(iv) all unregistered Web addresses, sites and domain names.

    (b) Schedule 3.11(b) contains a complete list and description (showing in each case the registered or other owner, registration, application or issue date and number, if any) of all Registered Intellectual Property.

    (c) Schedule 3.11(c) contains a list of all Company Intellectual Property.

    (d) The Company or any of its subsidiaries (i) owns all rights, title, and interest in all Company Intellectual Property free and clear of any encumbrance, including ownership of pending and accrued causes of action for patent, trademark, or copyright infringement, misappropriation, and unfair business practice and has the sole and exclusive right to bring actions for infringement and misappropriation of such Company Intellectual Property, and (ii) owns free and clear of any encumbrances or otherwise has the right to all Intellectual Property necessary to conduct the business of the Company or any of its subsidiaries as it is currently conducted, including its design, development, manufacture, and sale of its products, services and Company Software (including those products, services and Company Software currently under development).

    (e) Each item of Registered Intellectual Property is valid and subsisting; all necessary registration, maintenance or annuity, and renewal fees in connection with such item of Registered Intellectual Property have been made; all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property; and all patent, trademark, service mark and copyright applications set forth in Schedule 3.11(b) have been duly filed.

    (f) All employees, agents, consultants, contractors, or other persons who have contributed to or participated in the creation or development of any Company Intellectual Property, including Computer Software: (i) made such contribution pursuant to and within the scope of employment with the Company or any of its subsidiaries as an employee or otherwise as a party to a "work-for-hire" agreement under which Company or any of its subsidiaries is deemed to be the owner and/or author, as applicable, of all right, title, and interest therein; or (ii) have executed a written assignment or other agreement to assign in favor of Company or any of its subsidiaries legally transferring to Company or any of its subsidiaries all right, title and interest in such Company Intellectual Property and ownership of all pending and accrued causes of action relating thereto.

    (g) Except as set forth in Schedule 3.11(g), all employees and non-employees (including interns, trainees, independent contractors to the Company or any of its subsidiaries, vendors, customers, joint-venturers, and other potential claimants) who have had access to any Company Intellectual Property, including Company Software, have executed a confidentiality agreement substantially in the form attached hereto as Exhibit B-1 or Exhibit B-2, prior to receipt of the Company confidential/proprietary information.

    (h) Schedule 3.11(h) contains a list of the Company Software. Except as set forth in Schedule 3.11(h): (i) the Company and its subsidiaries have complete and exclusive right, title and interest in and to the Company Software (in whole and in part); (ii) no third party has any interest in, or right to compensation from the Company or any of its subsidiaries by reason of, the use, exploitation, or sale of the Company

Software; (iii) none of the Company Software contains any source code or portions of source code (including any "canned program" or "free-ware") created by any party other than the authors of the Company Software on behalf of the Company or any of its subsidiaries; (iv) the Company Software is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitation, and no situation, matter, or agreement exists that would prevent Company or any of its subsidiaries or the Surviving Corporation from making any change to the Company Software or combining it with other software in a lawful manner; (v) the Company and its subsidiaries have maintained and protected the Company Software with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. Section 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (vi) the Company Software is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (vii) the Company and its subsidiaries have copies of all releases or separate versions of the Company Software so that the same may be subject to registration in the United States Copyright Office; (viii) to the knowledge of Company and its subsidiaries without further inquiry, the Company Software does not infringe any copyright or other Intellectual Property rights of any other person; (ix) any Company Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by Company or any of its subsidiaries; (x) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Company Software by any other person; and (xi) neither the Company nor any of its subsidiaries has any source code for the Company Software or other Company Intellectual Property in escrow; and (xii) neither the Company nor any of its subsidiaries has received notice of, and neither the Company nor any of its subsidiaries has knowledge of, any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

    (i) Except as set forth in Schedule 3.11(i), no claims of any kind have been made by the Company or any of its subsidiaries against any third party that, and neither the Company nor any of its subsidiaries has knowledge that, any third party infringes, or has previously infringed, misappropriates, or has previously misappropriated any Company Intellectual Property.

    (j) No claims of any kind have been made or asserted by any party against the Company or any of its subsidiaries, to the knowledge of the Company, against or to the Company's employees, agents or contractors, customers, vendors, suppliers, or distributors claiming or alleging that the Company or any of its products (including products currently under development), services, or methods of operation infringe, have infringed, contribute to the infringement or induce the infringement of, misappropriate the Intellectual Property of any third party, violate the right of any Person (including rights of privacy or publicity), or constitute unfair competition, nor is the Company or any of its subsidiaries aware of or on notice of any such infringement, misappropriation or violation. To the Company's knowledge, (i) neither the Company nor any of its subsidiaries has infringed any Intellectual Property right of any third party or breached any obligation of confidentiality owed to a third party, and (ii) the continued operation of the Company's business consistent with past practices will not infringe any Intellectual Property rights of a third party.

    (k) No Company Intellectual Property or product or service of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company or any of its subsidiaries.

    (l) Schedule 3.11(l) contains a list (showing in each case the parties thereto and the material terms thereof) of all contracts, licenses, assignments, software escrows, and other agreements to which the Company or any of its subsidiaries is a party relating to any Intellectual Property licensed or assigned to the Company or any of its subsidiaries (collectively the "COMPANY LICENSES") other than Excluded

Licenses. Except as set forth in Schedule 3.11(l): (i) the Company Licenses listed in Schedule 3.11(l) are in full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the Company Licenses listed in Schedule 3.11(l); (iii) the Company and its subsidiaries are in compliance with and has not breached any term of, the Company Licenses listed in Schedule 3.11(l); and (iv) to the Company's knowledge, all other parties to the Company Licenses listed in Schedule 3.11(l) are in compliance with, and have not breached any term of such Company Licenses. Except as disclosed in Schedule 3.11(l), following the Closing Date, the Surviving Corporation will be permitted to exercise all of its rights under the Company Licenses listed in Schedule 3.11(l) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company or any of its subsidiaries would otherwise be required to pay.

    (m) Except as set forth in Schedule 3.11(m) and other than end-user licenses, neither the Company nor any of its subsidiaries has: (i) licensed, or otherwise authorized any third party reseller, or original equipment manufacturer (OEM) to make, have made, use or sell, copy, distribute, modify, reverse engineer, decompile, prepare derivatives of, or disclose, any Company Intellectual Property including the Company Software; (ii) conveyed, disclosed, or licensed to any third party any proprietary or trade secret information as "trade secret" is defined in the Uniform Trade Secrets Act, under circumstances that could reasonably be expected to cause a Material Adverse Effect on the Company; and (iii) by any of its acts or omissions (or by acts or omissions of its directors, officers, employees, or agents) caused any proprietary rights in the Company Intellectual Property, including the Company Software, to be diminished, or adversely affected to any material extent.

    (n) Schedule 3.11(n) lists all contracts, licenses, software escrows, and other agreements between the Company or any of its subsidiaries and any other person wherein or whereby the Company or any of its subsidiaries has agreed to assume, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or any of its subsidiaries or such other person of the Intellectual Property rights of any other person; provided, however, that the foregoing only applies to agreements for which the Company's or any of its subsidiaries' obligations are continuing as of the date of this Agreement and where compliance with such obligations could reasonably be expected cause a Material Adverse Effect on the Company.

    (o) Except as set forth on Schedule 3.11(o), there are no contracts, licenses, software escrows, and other agreements between the Company or any of its subsidiaries and any other person with respect to the Company Intellectual Property with respect to which the Company has received notice of any dispute that could be reasonably considered to be a material dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or any of its subsidiaries thereunder.

    (p) No government funding or university or college facilities were used in the development of any Company Intellectual Property in a manner that would give such government or university or college any interest in the Company Intellectual Property.

    (q) To the knowledge of the Company, (i) no product, service, or publication of the Company or any of its subsidiaries, (ii) no material published or distributed by the Company or any of its subsidiaries, and (iii) no conduct or statement of the Company or any of its subsidiaries, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person.

    SECTION 3.12. CONTRACTS. Schedule 3.12 lists the following currently effective contracts and other agreements to which the Company is a party and the performance of which will involve consideration in excess of $50,000 (collectively, the "MATERIAL CONTRACTS"), with the exception of (i) Sections
3.12 (g) and 3.12(t) which shall not be limited in dollar amount and
(ii) Section 3.12(m) which shall be limited as stated therein:

    (a) any agreement relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

    (b) any agreement that contain restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company;

    (c) any letters of credit or similar arrangements relating to the Company;

    (d) any agreement concerning a partnership or joint venture;

    (e) any employment agreements with any employee of the Company or its subsidiaries or other person on a consulting basis (other than agreements terminable by the Company on an at-will basis without any liability to the Company);

    (f) any management, consulting or advisory agreements, or severance plans or arrangements for any present or former employee of the Company;

    (g) any non-disclosure agreements and non-compete agreements binding present and former employees of the Company;

    (h) any agreement under which the Company is lessee of or holds or operates any property, real or personal;

    (i) any agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal;

    (j) any agreement relating to the acquisition or divestiture of the capital stock or other equity securities, assets or business of any person involving the Company or pursuant to which the Company has any liability, contingent or otherwise;

    (k) any powers of attorney granted by or on behalf of the Company;

    (l) any agreement, other than agreements entered into in the ordinary course of business consistent with past practice, which prevents the Company from disclosing confidential information or which prohibits the Company from freely engaging in business anywhere in the world;

    (m) any sales agreement relating to the Company's products with annual payments in excess of $500,000 and any agency or distribution agreements relating to the Company's products;

    (n) any warranty, guaranty or other similar undertaking (i) with respect to a contractual performance extended by the Company which involves annual payments in excess of $500,000 or (ii) extended by the Company for a period exceeding one year;

    (o) any agreement with any of the Company stockholders or affiliates;

    (p) any agreement under which it currently has outstanding any advance or loan to any of its directors, officers and employees;

    (q) any agreement pursuant to which the Company has agreed to shift or allocate the liability of the Company or any other person for Taxes;

    (r) any other agreement which is filed (or required to be filed) as an exhibit to the Company's SEC Reports;

    (s) any agreement with any federal government office or agency, any general service administration (GSA) agreement, or any agreement with any state or local government agency funded in any part by federal funds, in each case specifically designated as such in Schedule 3.12; and

    (t) any agreement in which there is currently a default, including, but not limited to any Record Management Systems contracts.

    The Company has delivered to Parent a correct and complete copy of each written agreement listed on Schedule 3.12 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to on Schedule 3.12. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the Merger, subject to laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies; (ii) the Company is not and, to the knowledge of the Company, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, except where the same would not reasonably be expected to have a Material Adverse Effect; (iii) except as disclosed in Schedule 3.12, neither the Company nor any other party has repudiated any provision of the agreement; and
(iv) the Company neither has nor currently is making any payments, including payment of liquidated damages, under any such agreements for failure to perform thereunder.

    SECTION 3.13. INSURANCE. Schedule 3.13 sets forth the following information with respect to each insurance policy and/or self-insurance plan, including, without limitation, property, casualty, workers compensation insurance programs and surety, to which the Company has been a party, a named insured, established claim reserves, qualified as a "self-insurer," joined a state fund or risk sharing pool or is otherwise the beneficiary of coverage at any time:

    (a) the name, address, and telephone number of each broker, agent or other representative providing policies and/or services;

    (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

    (c) the policy number, the period of coverage and type, i.e. occurrence, claims made or other basis; and

    (d) the amount/policy limits for each policy or program.

    (e) With respect to each such insurance policy and self-insurance plan described on Schedule 3.13, to the knowledge of the directors of the Company:
(i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Merger; (iii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) neither the Company nor any other party to the policy has repudiated any provision thereof. The Company is and at all times prior hereto has been covered by insurance in scope and amount customary and reasonable for the businesses in which it is or has been engaged. To the knowledge of the Company, no litigation is being handled by an insurer of the Company which has a significant settlement or judgment value that may not be covered by insurance.

    SECTION 3.14. LITIGATION. Except as disclosed in the SEC Reports filed prior to the date hereof or on Schedule 3.14, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or on Schedule 3.14, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which alleges criminal action or inaction. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or on Schedule 3.14, neither the Company nor any of its subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, consent agreement, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect or which would prevent or materially delay the consummation of the transactions contemplated hereby or otherwise have a material adverse effect on the ability of the Company to perform its other obligations hereunder.

    SECTION 3.15. SOFTWARE PRODUCTS. (a) The Company and its subsidiaries are in conformity with all applicable contractual commitments and all express and implied warranties with regard to all the Company Software and any other software products that the Company or any of its subsidiaries has sold or licensed and all warranty/maintenance service that the Company or any of its subsidiaries has agreed to provide.

    (b) No claim has been made or asserted by any third party against the Company or any of its subsidiaries or, to the Company's knowledge, against any customer of the Company or any of its subsidiaries related to any breach of any such commitment or warranty or other than claims that would be the subject of routine warranty/maintenance items with respect to the Company Software or any other software products that the Company or any of its subsidiaries has sold or licensed.

    (c) There are no material defects in the Company Software or to the Company's knowledge any other software products that the Company or any of its subsidiaries has sold or licensed, and there are no errors in any accompanying design documentation provided to a licensee or customer, which defects or errors would in any material respect affect such licensee's or customer's use of such software or the functioning of such software in accordance with the published specifications for such software, other than defects or errors that would be the subject of routine warranty/maintenance items.

    (d) The Company Software and to the Company's knowledge, any other software products that the Company or any of its subsidiaries has sold or licensed have all the material features described in the user manuals made available to the Company's or any of its subsidiaries' customers, other than routine warranty/maintenance items.

    (e) Except as disclosed in Schedule 3.15, the Company Software and, to the Company's knowledge any other software, does not intentionally contain any back door, time bomb, Trojan horse, worm, drop-dead device, virus (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware, or data, or to perform any other similar type of functions.

    SECTION 3.16.  EMPLOYEES; INDEPENDENT CONTRACTORS.

    (a) Except as disclosed on Schedule 3.16(a), and to the knowledge of the Company, no officer, or group of employees on the U.S. payroll, has any plans to terminate employment with the Company or any subsidiary. The Company and each subsidiary is neither a party to, nor bound by, any collective bargaining agreement, nor has the Company or any subsidiary experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes with respect to employees on the U.S. payroll. The Company and each subsidiary has neither committed any unfair labor practice nor violated any applicable laws relating to employment or employment practices, including those relating to prices, wages and hours, discrimination in employment, collective bargaining and the payment of social security and taxes and is not liable for any arrears of wages or any tax or any penalty for failure to comply with any of the foregoing. Except as set forth on Schedule 3.16(a), there is not currently and there has not been within the previous three (3) years, any claim against the Company or any subsidiary based on actual or alleged wrongful termination of an employee or any claim based on race, age, sex, disability or other harassment or discrimination, nor any reasonable basis for any such claim. No organizational effort has been or is currently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any subsidiary.

    (b) Except as disclosed on Schedule 3.16(b), the Company has not made any promises for the payment of any bonuses, backpay or other remuneration to any employees, contractors, interns or other persons for their work on behalf of such entity.

    (c) Schedule 3.16(c) contains a list of all employment, consulting and severance agreements or arrangements to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound. The Company has delivered to Parent a correct and complete copy of each written agreement listed on Schedule 3.16(c) (as amended to date).

    SECTION 3.17. EMPLOYEE BENEFITS--UNITED STATES. (a) Schedule 3.17 lists each employee benefit plan that the Company or any ERISA Affiliate maintains or has maintained, or to which the Company or any ERISA Affiliate contributes or has contributed, or is or has been obligated to contribute for employees on the U.S. payroll (each an "EMPLOYEE BENEFIT PLAN"). The term "EMPLOYEE BENEFIT PLAN" shall include:

        (i) any "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

        (ii) any retirement or deferred compensation plan, incentive compensation plan, stock option plan, stock purchase plan, or other stock incentive or compensation plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan described in subparagraph (i) above; or

       (iii) any employment agreement or consulting agreement.

For purposes of this Agreement, the term "ERISA AFFILIATE" means, with respect to the Company, any U.S. corporation, trade or business which has one or more employees on the U.S. payroll and which, together with the Company, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of section 414 of the Code.

    (b) A true and correct copy of each of the plans, arrangements, and agreements listed on Schedule 3.17 (referred to hereinafter as "EMPLOYEE BENEFIT PLANS"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been made available to the Parent. In the case of any Employee Benefit Plan which is not in written form, the Parent has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Parent, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

    (c) Except as otherwise scheduled, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies and since its inception has complied, in form and in operation, with its own terms and with the applicable requirements of ERISA, the Code, and other applicable laws, rules and regulations, except where the failure to comply (individually, or together with all such other failures as to that Employee Benefit Plan) would not have a Material Adverse Effect on the Company, and no event has occurred that will or could cause any of such Employee Benefit Plans to fail to comply with such terms or requirements.

    (d) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC 1s, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan.

    (e) All contributions (including all employer contributions and employee salary reduction contributions or other contributions) that are due have been paid to each such Employee Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) and all contributions for any period ending on or before the Effective Time that are not yet due have been paid to each such employee pension benefit plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each such Employee Benefit Plan that is an employee welfare benefit plan (as defined in section 3(1) of ERISA).

    (f) Except as otherwise scheduled, each Employee Benefit Plan which is an employee pension benefit plan is the subject of a favorable determination letter issued by the IRS with respect to the qualified status of such plan under section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under section 501(a) of the Code; all amendments to any such plan for which the remedial amendment period (within the meaning of section 401(b) of the Code and applicable regulations) has expired are covered by a favorable IRS determination letter; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

    (g) No Employee Benefit Plan is subject to title IV of ERISA or Section 412 of the Code, or is a multi-employer plan (as defined in section 3(37) of ERISA).

    (h) To the knowledge of the Company, there have been no prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any such Employee Benefit Plan, and no fiduciary (as defined in Section 3(21) of ERISA) has any material liability (nor has any event occurred which will or could give rise to any material liability) for breach of fiduciary duty or any other failure to act or comply with applicable law in connection with the administration or investment of the assets of any such Employee Benefit Plan. No claim, action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand with respect to the administration or the investment of the assets of any such Employee Benefit Plan is pending or, to the knowledge of the Company, threatened. The Company has no knowledge of any basis for any such claim, action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand.

    (i) To the best knowledge of the Company, there is no pending or threatened claim against or under any Employee Benefit Plan to which the Company contributes or has contributed or is or has been obligated to contribute, or which the Company maintains, other than claims for benefits in the ordinary course of business.

    (j) None of the Company or any ERISA Affiliate has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under
Part 6 of Title I of ERISA and section 4980B of the Code.

    (k) Except as contemplated by Section 1.8 hereof or as set forth on
Schedule 3.17, the transactions contemplated by this Agreement will not entitle any employee or former employee of the Company or an ERISA Affiliate to any type of payment or benefit under any such Employee Benefit Plan, or to any payment or benefit that would be an "excess parachute payment" under Code Section 280G.

    (l) None of the assets of any Employee Benefit Plan are invested in employer securities or employer real property as defined in Section 407(d) of ERISA, nor in a trust described in Section 501(a)(9) or subject to the terms of
Section 501(c)(9) of the Code.

    (m) There have been no acts or omissions by the Company or any of its ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any ERISA Affiliate may be liable.

    (n) No event, condition or circumstance exists that could result in a material increase in the benefits provided under any Employee Benefit Plan or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Closing. No event, condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan.

    (o) The Company has provided Parent with copies of spreadsheets indicating the number of option shares held by each optionee and the number of such option shares which are currently vested, the number which would be vested at the Effective Time of the Merger and the number which would not be vested at the Effective Time of the Merger.

    (p) Neither the Company nor any ERISA Affiliate maintains, or has any liability to any individual with respect to, any deferred compensation plan.

    SECTION 3.18. INTERNATIONAL LABOR MATTERS. For purposes of this Section, "FOREIGN EMPLOYEE" means any person who is employed under a contract of employment, or under an employment relationship, or under a contract for the provision of services, with the Company or a subsidiary, outside of the U.S. or on a non-U.S. payroll. Except as disclosed on Schedule 3.18:

    (a) CONTRACTS. There are no contracts of employment, employment relationships or contracts for the provision of services of a Foreign Employee (whether or not in writing). There are no other material terms relating to any contracts of any Foreign Employee (whether or not in writing) including, but not limited to any salaries, wages, bonuses, commission schemes, pensions, benefits schemes, holidays, sickness/incapacity, notice of termination, termination indemnities or payments, redundancy payments, worker flexibility, and restrictive covenants. There is no Foreign Employee whose employment cannot be terminated lawfully with less than three (3) months' notice or a termination indemnity equal to three (3) months' salary and benefits. There have been no changes to any of the terms and conditions of any Foreign Employee which are connected with this Agreement or which are connected with any previous transfer of an undertaking in which any Foreign Employee was employed or engaged.

    (b) TRADE UNIONS AND WORKS COUNCILS. There are no collective agreements or arrangements (whether or not in writing) between any trade union or works council or other employee representative body representing any Foreign Employee. There are no collective negotiations or consultations with any trade union or works council or other employee representative body in respect of any Foreign Employee still in progress or any commitments made by the Company or a subsidiary connected with such negotiations. There are no works councils or other employee representative body or trade union representation operating at the Company or a subsidiary in respect of any Foreign Employee. There has been no request either for the establishment of a works council or other employee representative body or for the recognition of a trade union or union delegates in respect of any Foreign Employee. The obligations of the Company and its subsidiaries to inform, consult or negotiate with any trade union or works council (whether on a local, group or European level) or other employee representative body representing any Foreign Employee have been complied with. All notices to be served on any Foreign Employee or any trade union or works council or other employee representative body representing any Foreign Employee, or any local/regional or national authority or board have been served within prescribed timescales. There is no re-organization, redundancy or re-structuring program of the business of the Company or its subsidiaries which has been announced to any Foreign Employee or any trade union or works council or other employee representative body representing any Foreign Employee.

    (c) DISPUTES, CLAIMS, LITIGATION AND INQUIRIES. There is no current or likely industrial dispute with any trade union or works council or other employee representative body representing any Foreign Employee, or with any such Foreign Employees themselves. There are no mediation or arbitration, conciliation or court awards or orders applicable to the Company or its subsidiaries in respect of any trade union or works council or other employee representative body representing any Foreign Employee, or to any such Foreign Employees themselves. There are no Foreign Employees whose proposed or past termination of employment is still subject to any prior approval, confirmation or ratification of any local or central authority or board, or any court of competent jurisdiction. There is no actual or threatened litigation relating to any Foreign Employee, nor any facts or matters which are likely to give rise to any such litigation (although not yet threatened or commenced) in respect of any employment or health and safety related issue whether or not the opposing party in such litigation or potential litigation is any Foreign Employee, or any trade union or works council or other employee representative body representing any Foreign Employee, or any recruitment or employment agency, or any supplier of services or benefits applicable to any Foreign Employee. There has been no actual or threatened dismissal of any Foreign Employee, or any resignation by any Foreign Employee in circumstances which could give rise to a claim against the Company or any subsidiary. There have been no informal or formal inquiries into the polices, practices or dealings of the Company or its subsidiaries by any agency of authority in respect of any discrimination of any past, present or prospective Foreign Employees. There are no persons who, having ceased to be employed or engaged by the Company or its subsidiaries, are entitled to be reinstated or re-employed by the Company or its subsidiaries either by the order of any court or labor authority or board of competent jurisdiction or under any prevailing laws or regulations. The Company's and its subsidiaries' polices and practices in respect of existing or prospective employees do not contravene any laws on discrimination based on sex, religious or political beliefs, age, disability, race, national or ethnic origin, nationality, or sexual orientation.

    (d) PAYMENTS. There are no retention, loyalty, change of ownership or other similar bonuses or other payments due to or payable to any Foreign Employee that are either (i) triggered by this Agreement, or (ii) payable after the Effective Time. All taxes and social security payments (including all penalties and interest) in respect of any Foreign Employee due up to the Effective Time have been fully discharged by the Company and its subsidiaries. All salary, wages, bonuses, commissions, incentives, other remuneration, holiday pay, sick pay, maternity/paternity pay, leave of absence pay, pensions and all other benefits in respect of the Foreign Employees which are due up to the Effective Time have been fully discharged by the Company and its subsidiaries. There are no payments or other benefits (other than pensions or other retirement benefits) due to any person who was previously employed or engaged by the Company and its subsidiaries.

    SECTION 3.19.  INTERNATIONAL PENSIONS AND BENEFITS.

    (a) DEFINITIONS. In this Section:

           (i) "AUSTRALIAN BENEFITS PLANS" means those life insurance, health insurance and long term disability plans maintained for the benefit of Foreign Employees resident in Australia;

           (ii) "AUSTRALIAN PENSION PLAN" means those pension and retirement plans maintained for the benefit of Foreign Employees resident in Australia;

          (iii) "FOREIGN EMPLOYEES" means any current or former employee, director or officer of the Company or any subsidiary who is or was employed on a non-U.S. payroll;

           (iv) "MEMBERS" means the Foreign Employees who are entitled to benefit under the UK Pension Plan and the UK Benefits Plans or any of them and all those persons who are spouses, children and dependants thereof;

           (v) "PLANS" means the UK Pension Plan, the UK Benefits Plans, the Australian Pension Plan and the Australian Benefits Plans and any other retirement, death, disability, medical, dental, sickness, illness or health plans or arrangements existing outside the U.S. for any Foreign Employee which the Company or subsidiary has any legal or moral obligation to fund, pay for or contribute to;

           (vi) "PSO" means the Pension Schemes Office of the Inland Revenue in the UK;

          (vii) "UK PENSION PLAN" means the Printrak Group Personal Pension Plan administered by, and invested with, the Eagle Star Insurance Company;

         (viii) "UK BENEFITS PLANS" means:

               (aa) The Printrak UK Life Assurance Plan providing death in service benefits of a lump sum of three times annual basic salary;

               (bb) The Printrak UK Long Term Disability Plan;

               (cc) The Printrak UK Health Insurance Plan, comprising a Private Medical Insurance plan insured with the Royal & Sun Alliance, a Dental Treatment Reimbursement Plan and an Optical Treatment Reimbursement Plan; and

               (dd) The Printrak UK Critical Illness Plan.

           (ix) "1988 ACT" means the UK Income and Corporation Taxes Act 1988;

    (b) DISCLOSURE OF INFORMATION. Full particulars of the Plans have been fully and fairly disclosed to the Parent prior to the date of this Agreement, including without prejudice to the generality of the foregoing: (i) all governing plan documentation and all amendments made to them; (ii) all booklets and announcements to, and correspondence with, the Foreign Employees in connection with the Plans or benefits payable from them; (iii) all policies, endorsements and details of insurance premiums; (iv) full membership data, including details of all Foreign Employees who are subject to the UK earnings cap and any equivalent in Australia or any other country outside the U.S.;
(v) details of all external advisers, consultants and brokers used by the Company in connection with the Plans; (vi) the contributions and premiums paid by the Company or any of its subsidiaries to the Plans in each of the last three years; and all information which has been made available to Parent or its advisers on or before the date of this Agreement is true, complete and accurate.

    (c) ESTABLISHMENT. The Plans are all established under, comply fully and have at all times complied fully with all applicable primary and secondary legislation and all other applicable laws of the relevant jurisdiction relative to pension and employee benefit plans and arrangements and have all been operated in accordance with all applicable requirements of all relevant governmental bodies and agencies in the relevant jurisdiction. The UK Pension Plan is exempt approved under Chapter IV of Part XIV of the 1988 Act for the purposes of the PSO and there is no reason why such approval should be withdrawn. No event or transaction has taken place in relation to the UK Pension Plan whose validity is dependent upon the approval of the PSO without that approval having been obtained. The Australian Pension Plan is fully tax-qualified under the relevant national and state legislative and Inland Revenue requirements of Australia and there is no reason why such tax-qualification should be withdrawn.

    (d) FINANCE AND INVESTMENT. The assets, investments or policies held by the Plans are sufficient to satisfy the liabilities and obligations (both current and contingent) which the Plans have to the Foreign Employees as at the date of this Agreement. All employer and employee contributions and premiums due as at the date of this Agreement to the Plans or any insurance company have been deducted and paid to the Plans or insurance company, if applicable, within all relevant time periods.

    (e) EXERCISE OF DISCRETIONS. No undertakings or assurances have been given or implied to any of the Foreign Employees as to the introduction, continuance, increase or improvement of any retirement, death, disability, illness, sickness, medical or health benefits (whether or not there is any legal obligation to do so) or as to the enhancement of any such benefits on the happening of a given set of circumstances. No discretion has been exercised under the Plans to provide a benefit which would not otherwise already be provided for under the Plans and no power to augment or provide new benefits has been exercised. No discretion has been exercised under the Plans to admit to membership any Foreign Employee who would not otherwise have been eligible for admission to membership.

    (f) INSURANCE. All benefits payable on the death, disability, illness or sickness of any Foreign Employee are fully insured and all premiums due to the insurance company as at the date of this Agreement have been paid in full and on time and each such person has been covered for such insurance by an insurance company of repute at normal rates and on normal terms for persons in good health.

    (g) EXTERNAL ADVISORS. All consulting, actuarial, trusteeship, administrator and other fees, charges and expenses of whatever nature with respect to the Plans have been paid in full and on time and no services have been rendered for which an account or invoice has not been delivered to and paid by the Company as at the date of this Agreement.

    (h) DISPUTES. There are no pending claims for incapacity or ill-health pensions or benefits and there are no current disputes concerning such benefits. There are no complaints, arbitrations, claims (other than routine claims to benefits), actions or suits in progress, pending or threatened by any of the Foreign Employees and there is no fact or circumstance likely to give rise to any such proceedings.

    (i) THE EMPLOYER. The Company and its subsidiaries the only employers for the time being participating in the Plans. Except for the Plans, the Company and its subsidiaries are not party to or contributing to or have any current or future obligation to pay or contribute to any retirement benefits, pension, sickness, health, disability, medical, accident or life assurance plan, arrangement or fund whether in the United Kingdom, Australia or elsewhere overseas relating to any of their Foreign Employees or those claiming through them or under them, or any legal or ex-gratia obligation or obligation established by custom to provide any retirement, death, disability, health, medical, accident or sickness pension, benefit or payment to or in respect of any such person or any person claiming through them. No proposal has been announced or implied to establish or contribute to any other such plan, arrangement or fund.

    SECTION 3.20.  ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

    (a) Solely with respect to the business conducted by the Company, each of the Company and its respective predecessors and affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements (as defined below).

    (b) Without limiting the generality of the foregoing, each of the Company and its respective affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and leased locations and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached Schedule 3.20.

    (c) The Company has not received any written notice, report or other information regarding any actual or alleged violation by the Company of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) of the Company, including any investigatory, remedial or corrective obligations, relating to the Company or its facilities or any third party facilities arising under Environmental, Health, and Safety Requirements.

    (d) The Company has not caused the following to exist or be operated at any property or facility leased or subleased by the Company or its respective predecessors, and to the knowledge of the Company, none of the following exists at any property or facility leased or subleased by the Company or its respective predecessors: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

    (e) Neither the Company nor its respective predecessors or affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and to the knowledge of the Company no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), Resource Conservation and Recovery Act, as amended ("RCRA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

    (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to, or consent of, government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

    (g) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental, Health, and Safety Requirements.

    (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit in any way the Company's continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

    "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now in effect.

    SECTION 3.21. INFORMATION SYSTEMS INTEGRITY. (a) None of the firmware or software that the Company or any of its subsidiaries provides to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

    (b) None of the firmware or software that the Company or any of its subsidiaries uses in the conduct of its business has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

    (c) None of the firmware or software produced by a third-party and licensed by the Company to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

    (d) The Company has adopted information protection and security policies, standards and guidelines of the type customarily maintained by similar companies in similar businesses in order to maintain the integrity, availability and confidentiality of information systems and networks (e.g. protection from viruses and other malicious software, data backup and recovery) for the management and operation of its computers and information systems networks.

    SECTION 3.22. BROKERS, FINDERS AND AGENTS. Other than with respect to Wedbush Morgan Securities, the Company has no liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Wedbush Morgan Securities has delivered its written opinion, dated prior to or as of the date of this Agreement, which states that the Merger Consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company. The Company has been authorized by Wedbush Morgan Securities to permit inclusion of such opinion (or a reference thereto) on
Schedule 14C. The Company has provided a copy of such opinion to Parent.

    SECTION 3.23. DISCLOSURE. None of the representations or warranties of the Company contained herein, none of the information contained in the Schedules referred to in Article III, and none of the other information or documents furnished to Parent or any of its representatives by the Company or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                 ARTICLE III A
          REPRESENTATIONS AND WARRANTIES OF THE MAJORITY STOCKHOLDERS

    Each of the Majority Stockholders represent and warrant to Parent and Acquisition Sub that the statements contained in this Article IIIA are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and though the Closing Date were substituted for the date of this Agreement throughout such statement). Each Majority Stockholder shall be deemed to have made representations and warranties only with respect to itself and the Shares set forth opposite its name on Annex A and shall not be deemed to have made any representation or warranty with respect to any other Majority Stockholder. For purposes of this Article IIIA, the "Trustee" shall refer to: (i) with respect to The Giles Family Foundation, Richard M. Giles and Oliva Giles, President and Secretary thereof, (ii) with respect to the Giles Living Trust UDT Dated December 17, 1993, Richard M. Giles, Trustee thereunder and, (iii) with respect to The Smith Family Revocable Trust Dated October 2, 1992, Charles Smith and Janet Smith, Trustees thereunder.

    SECTION 3A.1. AUTHORIZATION OF TRANSACTION. The execution, delivery, and performance of this Agreement and any instruments or agreements contemplated herein to be executed by Trustee on behalf of Majority Stockholder, including but not limited to the Stockholders Consent, and the consummation of the transactions contemplated hereby and thereby, have been adopted and approved in accordance with the applicable procedures of Majority Stockholder. Trustee has all requisite power and authority to execute and deliver this Agreement, on behalf of the Majority Stockholder and to perform all of the obligations imposed upon the Majority Stockholder hereunder. This Agreement constitutes the valid and legally binding agreement of Trustee and Majority Stockholder, enforceable in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principals of equity. The Majority Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by the Agreement. Trustee is the sole representative of the Majority Stockholder with full power and authority to act on behalf of the Majority Stockholder without the consent of any person.

    SECTION 3A.2. OWNERSHIP OF SHARES. The Majority Stockholder is the lawful record and beneficial owner of the Shares set forth opposite its name (the "MAJORITY SHARES") on Annex A hereto, free and clear of all Liens, no other person has an interest, beneficial or otherwise, in the Majority Shares and no consent of any other person is required for the execution, delivery and performance by the Trustee or Majority Stockholder of its obligations under this Agreement or the Stockholders Consent. Without limiting the foregoing, no person has any rights with respect to the Majority Shares pursuant to the Merger under any community property or similar legal provision or concept.

    SECTION 3A.3. LITIGATION. There are no actions, suits or proceedings pending or, to Trustee's knowledge, threatened against or affecting Trustee, the Majority Shares or the assets of Majority Stockholder in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair, restrict or materially delay the ability of Trustee to perform Trustee's and Majority Stockholder's obligations under this Agreement or would make this Article untrue in any material respect.

    SECTION 3A.4. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement and the Stockholders Consent, nor the consummation of the transactions contemplated hereby and thereby, will: (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Trustee or Majority Stockholder is subject or any provision of its Declaration of Trust, trust agreement, articles of incorporation or bylaws, as applicable; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Trustee or Majority Stockholder is a party or by which it is bound or to which any of its assets is subject.

    SECTION 3A.5. DISCLOSURE. None of the representations or warranties of the Majority Stockholders contained herein and none of the other information or documents furnished to Parent or any of its representatives by the Majority Stockholders or their representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

    PARENT AND ACQUISITION SUB EACH REPRESENT AND WARRANT TO THE COMPANY THAT THE STATEMENTS CONTAINED IN THIS ARTICLE IV ARE CORRECT AND COMPLETE AS OF THE DATE OF THIS AGREEMENT AND WILL BE CORRECT AND COMPLETE AS OF THE CLOSING DATE (AS THOUGH MADE THEN AND AS THOUGH THE CLOSING DATE WERE SUBSTITUTED FOR THE DATE OF THIS AGREEMENT THROUGHOUT THIS ARTICLE IV).

    SECTION 4.1. ORGANIZATION OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware.

    SECTION 4.2. AUTHORIZATION OF TRANSACTION. The execution, delivery, and performance of this Agreement and any instruments or agreements contemplated herein to be executed by either Parent or Acquisition Sub, and the consummation of the transactions contemplated hereby and thereby, have been adopted and approved in accordance with applicable corporate procedures of each of Parent and Acquisition Sub. Each of Parent and Acquisition Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Parent and Acquisition Sub, enforceable in accordance with its terms and conditions, subject to laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies. Other than the Parent Governmental Approvals (as defined in Section 5.3 below) neither Parent nor Acquisition Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

    SECTION 4.3.  LITIGATION.

    There is no action, suit, proceeding, or investigation pending, or to the knowledge of Parent or Acquisition Sub, threatened, against or related to Parent or Acquisition Sub or their respective properties or businesses that would be reasonably likely to adversely affect or restrict the ability of either Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement; and there is no basis, to the knowledge of Parent or Acquisition Sub, for any such action that may result in such effect and is probable of assertion.

    SECTION 4.4. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Parent or Acquisition Sub is subject or any provision of its charter or bylaws; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Parent or Acquisition Sub is a party or by which it is bound or to which any of its assets is subject, which (in either case of clause (a) or clause (b)), would have a material adverse effect on the business, financial condition, operations, results of operations or prospects of the Parent or the Acquisition Sub ("PARENT MATERIAL ADVERSE EFFECT").

    SECTION 4.5. BROKERS' FEES. Neither Parent nor Acquisition Sub has any liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as otherwise expressly provided in this Agreement or consented to by Parent, during the period from the date hereof to the Effective Time, the Company and its subsidiaries will each conduct its operations according to its ordinary course of business and the Company and its subsidiaries will each use its commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, bankers, insurers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as specifically contemplated by this Agreement or disclosed in the SEC Reports filed prior to the date of this

Agreement or as set forth on Schedule 5.1, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

    (a) amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents;

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights and any bonds, debentures, notes or other indebtedness of the Company or its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote), except as required by the First Amended Printrak International Inc. Employee Stock Purchase Plan (the "COMPANY EMPLOYEE STOCK PURCHASE PLAN") or by option agreements as in effect as of the date hereof, or except as contemplated by Section 1.8, amend any of the terms of any such securities or agreements outstanding as of the date hereof;

    (c) effect any reorganization or recapitalization or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries;

    (d) (i) incur any indebtedness for borrowed money (except for short term indebtedness incurred in the ordinary course of business pursuant to existing lines of credit) or issue any debt securities or, except in the ordinary course of business, assume, guarantee or endorse the obligations of any other person, except for intercompany indebtedness between the Company and its wholly owned subsidiaries or between any of the Company's wholly owned subsidiaries;
(ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company) except in the ordinary course of business; (iii) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries except in the ordinary course of business; (iv) enter into or invest in any derivative financial instruments except in the ordinary course of business consistent with the Company's current investment and risk management policies (it being understood that the Company shall continue its current investment and risk management policies); or (v) mortgage or pledge any of its assets, tangible or intangible, or except in the ordinary course of business, create or suffer to exist any Security Interest thereupon, provided that, notwithstanding anything to the contrary and without limiting the generality of the foregoing, no transaction described in clauses (iv) and (v) shall be permitted without Parent's consent for any such transaction (or series of related transactions) the value of which is in excess of $20 million;

    (e) except as contemplated by Section 5.7 hereof or as required to fulfill the Company's obligations under Section 1.8 hereof, enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except, in the case of employees who are not officers or directors, for normal compensation increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, restricted stock, stock appreciation rights, "phantom" stock rights or performance units);

    (f) sell, lease or otherwise dispose of, or grant any Security Interest with respect to any assets (including technology assets) or properties of the Company and its subsidiaries, or enter into any contract, agreement, commitment or transaction with respect to the foregoing that are, individually or in the aggregate, material to any of the Company and its subsidiaries, taken as a whole, except for dispositions of excess or obsolete assets and sales of inventories in the ordinary course of business;

    (g) change any of the accounting principles or practices used by it, except as may be required as a result of a change in law, SEC guidelines or generally accepted accounting principles;

    (h) (i) acquire (by merger, consolidation, acquisition of stock or assets (including technology assets) or otherwise) any corporation, partnership or other business organization or division thereof, (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $1,000,000; (iv) settle any litigation for amounts in excess of the greater of $200,000 individually or $1,000,000 in the aggregate or, with respect to any litigation as to which reserves have been recorded on the books of the Company, the amount reserved for such litigation; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (i) make, revoke or amend any Tax election; settle or compromise any Tax liability; or execute any waiver of restrictions on assessment or collection of any tax;

    (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business or in accordance with their terms, or reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated subsidiaries or incurred in the ordinary course of business;

    (k) (i) terminate, modify, amend or waive compliance with any material provision of any of the Material Contracts, or fail to take any reasonable action necessary to preserve the material benefits of any Material Contracts to the Company or any of its subsidiaries, where the same would reasonably be expected to have a Material Adverse Effect or (ii) negotiate or enter into any agreement which, if such agreement is entered into, would be a Material Contract, other than customer contracts in the ordinary course of business (unless such agreement is identified on Schedule 5.1(k));

    (l) enter into any new agreements with, or commitments to, insurance brokers or advisers extending beyond one year or extend any insurance policy beyond one year (including, for the avoidance of doubt, the directors' and officers' liability insurance policies referred to in Section 5.5);

    (m) enter into any new employment arrangements with any new officers, directors or managers, or employees other in the ordinary course of business, without Parent's written consent or modify, change, alter or amend any existing employment agreements without Parent's written consent;

    (n) treat, store, dispose of, arrange for or permit the disposal of, transport, handle, or release any substance, including without limitation any hazardous substance, or own or operate any property or facility in a manner that would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, RCRA, SWDA or any other Environmental, Health, and Safety Requirements; or

    (o) take, or agree in writing or otherwise to take, any of the actions described above in Section 5.1, or take, or agree in writing or otherwise to take any action that would make any representation or warranty in Article 3 hereof materially untrue or incorrect.

    SECTION 5.2.  ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT.

    (a) Between the date hereof and the Effective Time, the Company will give each of Parent and Acquisition Sub and their counsel, financial advisors, auditors, and other authorized representatives reasonable access during normal business hours to all management employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each of Parent and Acquisition Sub and their respective counsel, financial advisors, auditors and other authorized representatives to make such inspections as Parent or Acquisition Sub may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent or Acquisition Sub or their representatives with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Parent or Acquisition Sub may from time to time reasonably request, in all such cases, however, subject to existing confidentiality and similar non-disclosure obligations and preservation of attorney client work product privileges. Without limiting the generality of the foregoing but subject to the limitations contained therein, the Company shall provide to Parent all information in respect of the Company and its business that Parent shall from time to time reasonably request to enable Parent or its affiliates to comply with all legal and regulatory provisions.

    (b) The parties agree that the provisions of the Confidentiality Agreement dated as of October 25, 1999 between Parent and the Company (the "CONFIDENTIALITY AGREEMENT") shall remain binding and in full force and effect and that the terms of the Confidentiality Agreement are incorporated herein by reference and that all information provided by the Company pursuant to this
Section 5.2 shall be subject to such agreement; provided, however, that any consents from the Company necessary under the Confidentiality Agreement for Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement shall be deemed to have been made. The parties shall comply with, and shall cause their respective officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys, or accountants (collectively, "REPRESENTATIVES") to comply with, all of their respective obligations under the Confidentiality Agreement until consummation of the Merger.

    SECTION 5.3. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on their part under this Agreement or laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent, Acquisition Sub, and the Company shall cooperate with one another (i) in the preparation and filing of any required filings in connection with (a) the Company Governmental Approvals, (b) with respect to Parent or Acquisition Sub, filings, notices, approvals, confirmations, consents, declarations or decisions relating to the filing of the Certificate of Merger in accordance with DGCL, required by the HSR Act and required by the Exchange Act and state securities, takeover and Blue Sky laws (collectively, the "PARENT GOVERNMENTAL APPROVALS") and (c) any other applicable laws; (ii) in determining whether action by or in respect of, or filing with, any Governmental Entity is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement;
(iii) in taking all action reasonably necessary, proper or advisable to secure any necessary consents, approvals or waivers from third parties, including under existing debt obligations of the Company and its subsidiaries or to amend the notes, indentures or agreements relating to such existing debt obligations to the extent required by such notes, indentures or agreements, or to redeem or repurchase such debt obligations; (iv) in contesting any pending legal proceeding, whether judicial or administrative, relating to the Merger including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; (v) executing any additional instruments necessary to consummate the transactions contemplated hereby and
(vi) in seeking timely to obtain any such actions, consents and waivers and to make any such filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

    SECTION 5.4. PUBLIC ANNOUNCEMENTS. Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation (and affording the other party or parties an opportunity to comment thereon), except as may be required by applicable law or by applicable rules of any securities exchange.

    SECTION 5.5.  INDEMNIFICATION, INSURANCE.

    (a) From and after the Effective Time, Parent and Acquisition Sub shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES" and individually, the "INDEMNIFIED PARTY") against all losses, liabilities, expenses, claims or damages in connection with any claim, suit, action, proceeding or investigation based in whole or in part on the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of its subsidiaries or as trustee or fiduciaries of any plan for the benefit of employees and arising out of acts or omissions occurring prior to and including the Effective Time (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by applicable law, for a period of not less than six years following the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Parent shall cause the Certificate of Incorporation and Bylaws of the Surviving Corporation and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL and shall not permit the amendment of such provisions in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the date hereof.

    (b) For six years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Effective Time, to the extent such policies are available; provided, that in no event shall the Surviving Corporation be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 5.5(b), any amount per annum greater than 150% of the current annual premiums paid by the Company for such insurance and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.5, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

    (c) After the Effective Time, Parent and the Surviving Corporation will fulfill and honor in all respects the obligations of the Company pursuant to the indemnification agreements with the Company's officers and directors as in existence on the date hereof. Such indemnification agreements have been provided to Parent.

    (d) The Indemnified Parties are intended third party beneficiaries of this
Section 5.5 to the extent such provisions benefit any such Indemnified Party.

    SECTION 5.6. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent or Acquisition Sub, and Parent or Acquisition Sub shall give prompt notice to the Company, upon becoming aware of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any condition to the Merger set forth in Article VI, not being satisfied, (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or could reasonably be expected to result in, any condition to the Merger set forth in Article VI, not being satisfied and (iii) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate, which has resulted in, or could be reasonably expected to result in any condition to Merger not to be satisfied. The delivery of any notice pursuant to this
Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.7.  EMPLOYEES AND EMPLOYEE PLANS--UNITED STATES.

    (a) Except as may be otherwise agreed to by Parent and the Company, the Company stock option plans, stock purchase plans, or other stock incentive or compensation plans shall terminate as of the

Effective Time. Prior to the Effective Time, the Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to (i) effect the transactions contemplated by Section 1.8 hereof and (ii) with respect to any stock option, stock appreciation or other stock benefit plan of the Company or any of its subsidiaries not addressed by the preceding clause, ensure that the Company will not take any action to accelerate the vesting of any award under any such plan and following the Effective Time, no participant therein shall have any right thereunder to acquire any capital stock of the Surviving Corporation or any subsidiary thereof.

    (b) Between the date of this Agreement and the Effective Time, the Company shall reasonably cooperate with Parent and Acquisition Sub in structuring transactions (including those described in Section 1.8 with respect to Stock Options) so as to optimize the tax treatment of the Company, Parent and Acquisition Sub in connection therewith.

    (c) As soon as possible after the execution of this Agreement, but in any event at least three days prior to the Closing, the Board of Directors of the Company shall adopt resolutions terminating the Printrak International Inc. 401(k) Plan (the "COMPANY 401(K) PLAN") effective as of the date those resolutions are adopted, and authorizing the officers of the Company to take such actions as they reasonably deem necessary or advisable to implement the termination of the plan, secure any necessary or advisable governmental approvals, and (subject to said approvals and any other reasonable conditions) provide for the transfer of electing participants' account balances thereunder to the Motorola 401(k) Profit Sharing Plan (the "MOTOROLA 401(K) PLAN").

    (d) Subject to the provisions of the next following sentence, Company Employees shall be granted credit for years of service with the Company and its ERISA Affiliates and any predecessors for purposes of eligibility, participation and vesting entitlement (but, except to the extent otherwise provided in this Agreement, not for purposes of, among other things, benefit accrual) under the Motorola 401(k) plan to the same extent such service was recognized under the Company 401(k) Plan as of the Closing Date (including any such service prior to the Closing Date that would have been recognized under the Company 401(k) Plan but for the prior termination of the Company 401(k) Plan). Company Employees (as defined herein) on the Closing Date shall be eligible to become participants in the Motorola 401(k) Plan as of the Closing Date; provided, that such Company Employees who were eligible for employer matching contributions under the Company 401(k) Plan on the Closing Date (or such earlier date as the Company 401(k) Plan was terminated) shall be eligible for employer matching contributions under the Motorola 401(k) Plan upon becoming participants therein without regard to the length of their recognized prior period of service. Notwithstanding any other provision in this Agreement, Company Employees shall not receive credit for service with the Company, its ERISA Affiliates or its predecessors for purposes of the Motorola, Inc. Pension Plan.

    (e) Subject to the provisions of this subparagraph (e), in the case of Company Employees who are eligible and elect to become participants effective as of the Closing Date in any Parent employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) providing medical (including vision, hearing and prescription drug benefits), dental, life or disability benefits, such Parent employee welfare benefit plans shall provide such benefits without any waiting periods, without evidence of insurability and without application of any pre-existing condition limitations, except to the extent applicable under the comparable employee welfare benefit plan of the Company immediately prior to the Closing Date. The Parent shall give all such Company Employees full credit for service with the Company and its ERISA Affiliates and any predecessors for purposes of all employee benefit welfare plans and similar fringe benefit programs to the same extent such service was recognized under the Company's comparable plans and programs immediately prior to the Closing Date. Notwithstanding any other provision in this Agreement, Company Employees shall not receive credit for service with the Company, its ERISA Affiliates or its predecessors for purposes of the Motorola Retiree Health Benefits Plan or the Motorola Milestones Plan.

    (f) Subject to subparagraph (c) and (d) above, Company Employees shall be transferred to the Parent's payroll immediately (or as soon as practicable) after the Closing Date and shall be eligible for all of the employee benefit plans and programs offered to similarly situated employees of the Parent. Active participation by Company Employees in Employee Benefit Plans (as defined in
Section 3.17(a) above) shall cease effective as of the Closing.

    (g) For purposes of this Section 5.7, "COMPANY EMPLOYEES" shall mean each person who is (i) an employee of the Company or its subsidiaries, (ii) assigned to work in the business of the Company or its subsidiaries, and (iii) on a United States payroll immediately prior to the Closing Date. Each such person shall be listed on Schedule 5.7(g)(i). Each person who is (i) an employee of the Company or its subsidiaries, (ii) assigned to work in the business of the Company or its subsidiaries, and (iii) not on a United States payroll immediately prior to the Closing Date shall be listed on Schedule 5.7(g)(ii).

    SECTION 5.8.  NO SOLICITATION.

    (a) Neither the Company, nor any of its Representatives, shall directly or indirectly, (a) agree to any public or private offering or sale of any Shares other than pursuant to the Company Employee Stock Purchase Plan or Stock Option Plans, (b) solicit, initiate, encourage or knowingly facilitate any inquiries or the making of any proposals or offers from any person or entity (other than Parent and its representatives) concerning any transfer or sale of assets not in the ordinary course of business, acquisition of Shares (whether pursuant to a private or public sale or otherwise), acquisition, business combination, amalgamation, change of control or other similar transaction involving the Company, its subsidiaries or Shares, (c) have any discussion with or provide any confidential information or data to any person or entity relating to any such inquiry, proposal or offer, (d) approve or recommend, or propose publicly to approve or recommend, any such proposal or offer, or (e) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principal, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any such proposal or offer. The Company shall promptly advise Parent of, and communicate to Parent in writing the terms and conditions of (and the identity of the person or entity making), any such inquiry, proposal or offer received.

    SECTION 5.9. ACQUISITION SUB. Parent will take all action necessary to cause Acquisition Sub to perform its obligations hereunder and to consummate the Merger on the terms and conditions set forth herein.

    SECTION 5.10. FIRPTA AFFIDAVIT. The Company will use commercially reasonable efforts to cause each person who holds five percent (5%) or more of the stock of the Company to deliver an affidavit stating, under penalties of perjury, such person's U.S. taxpayer identification number and that such person is not a "foreign person" as defined in Code Section1445.

    SECTION 5.11.  TAX MATTERS.

    (a) Between the date hereof and the Effective Time, the Company and its subsidiaries shall prepare and file on or before the due date therefor all Tax Returns required to be filed by the Company or its subsidiaries on or before the Effective Time, and shall pay all Taxes (including estimated Taxes) due on such Tax Returns or which are otherwise required to be paid at any time prior to or during such period. Such Tax Returns shall be prepared in accordance with the most recent Tax practices as to elections and accounting methods, except for new elections that may be made therein that were not previously available, which shall be made subject to Parent's consent.

    (b) Between the date hereof and the Effective Time, to the extent that the Company or any of its subsidiaries has knowledge of the commencement or scheduling of any Tax Audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company or any of its subsidiaries, the Company shall provide prompt notice to Parent of such matter, setting forth information describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matters.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 6.1. CONDITIONS TO THE COMPANY'S, PARENT'S AND ACQUISITION SUB'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Company, Parent and Acquisition Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and the other Company Governmental Approvals and Parent Governmental Approvals, the failure of which to obtain would be reasonably expected to have a Material Adverse Effect or Parent Material Adverse Effect (collectively, "REQUIRED APPROVALS"), shall have been obtained or satisfied, as the case may be, on terms satisfactory to Parent in its reasonable discretion; provided that this condition may not be asserted by the Company with respect to any Required Approval if the potential penalty for any failure to receive such Required Approval will be borne only by Parent or Acquisition Sub; and

    (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or other Governmental Entity of competent jurisdiction that prohibits the Merger or makes the Merger illegal.

    SECTION 6.2. CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION SUB. The obligations of Parent and Acquisition Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

    (a) each of the representations and warranties of the Company set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and Parent and Acquisition Sub shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect;

    (b) the Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Parent and Acquisition Sub shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect;

    (c) the Company shall have fully complied with the applicable provisions of the DGCL and, if applicable, the CCC with respect to dissenters' rights of the Company stockholders and holders of less than ten percent (10%) of the Company Shares shall have asserted any dissenters' rights under the DGCL or, if applicable, the CCC;

    (d) since the date of the execution of this Agreement (which includes the Schedules of Disclosure) there shall not have occurred (i) a Material Adverse Change; (ii) a federal or state legislative or regulatory change materially and adversely affecting Company's business or its products or services;
(iii) damage to Company's assets by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage which could reasonably be expected to have a Material Adverse

Effect; or (iv) an event or condition which could reasonably be expected to result in a Material Adverse Effect;

    (e) each of the Consulting Agreement and the Non-Compete, Non-Solicit, Non-Disclosure and Waiver Agreement, between the parties identified on
Schedule 6.2(e) and dated the date hereof, shall have been executed and shall be in full force and effect;

    (f) each of the employees identified on Schedule 6.2(f) shall have executed offer letters, in form and substance reasonably satisfactory to Parent, which offer letters shall be in full force and effect;

    (g) all outstanding debts or liabilities owed to the Company by any stockholder of the Company, its employees or former employees, including those debts or liabilities described on Schedule 3.7(m) shall have been repaid in full;

    (h) all outstanding indebtedness for borrowed money of the Company shall have been repaid in full;

    (i) each of the representations and warranties of the Majority Stockholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

    (j) Company shall have obtained all consents disclosed on Schedule 3.3(c);

    (k) The Printrak International Incorporated 1994 Stock Option Plan (the "1994 PLAN") shall have been terminated and all options thereunder shall have been terminated; and

    (l) the Company shall have completed the requests set forth in
Schedule 6.2(l).

    SECTION 6.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The respective obligation of Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

    (a) each of the representations and warranties of Parent and Acquisition Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company shall have received a certificate of a senior executive officer of Parent and Acquisition Sub to such effect; and

    (b) Parent and Acquisition Sub shall have performed or complied with all agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date that are not so qualified, and the Company shall have received a certificate of a senior executive officer of Parent and Acquisition Sub to such effect.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

    SECTION 7.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by mutual written consent of Parent, Acquisition Sub and the Company;

    (b) by Parent or the Company if any court or other Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

    (c) by Parent or the Company if the Merger shall not have been consummated by December 31, 2000 (the "TERMINATION DATE"); provided, however, that the Termination Date shall be extended by 60 days if the sole reason for the failure to consummate the Merger is the failure to obtain Required Approvals described in Section 6.1(a); provided further however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.3) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

    (d) by Parent or Acquisition Sub if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in
Section 6.2(a) or (b) are not capable of being satisfied on or before the Termination Date; or

    (e) by Parent or Acquisition Sub if any of the Majority Stockholders shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 6.2(i) are not capable of being satisfied on or before the Termination Date; or

    (f) by the Company if Parent or Acquisition Sub shall have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in
Section 6.3(a) or (b) are not capable of being satisfied on or before the Termination Date.

    SECTION 7.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, other than the provisions of this Section 7.2 and Sections 5.2(b) and 7.3 and Article VIII which shall survive the termination hereof. The termination of this Agreement shall not relieve any party from liability for any willful breach of any covenant contained in this Agreement.

    SECTION 7.3. FEES AND EXPENSES. Each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

    SECTION 7.4. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Acquisition Sub at any time provided no amendment shall be made that requires the approval by the Company's stockholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Acquisition Sub, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

                                  ARTICLE VIII

                                 MISCELLANEOUS

    SECTION 8.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this
Article VIII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, (i) none of the Company, Parent or Acquisition Sub or any of their respective officers, directors, employees, affiliates, agents, financial or legal advisors or other representatives makes any other representations or warranties, whatsoever, oral or written, express or implied, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, affiliates, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing, and (ii) none of the parties hereto is relying on any disclosure, statement, representation or warranty, oral or written, express or implied, made by any other party hereto or such party's officers, directors, employees, affiliates, agents, financial or legal advisors or other representatives.

    SECTION 8.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Schedules and all agreements referred to herein), and the Confidentiality Agreement (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

    SECTION 8.3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, overnight courier or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:


    If to Parent or Acquisition Sub:


       Motorola, Inc.

       1303 E. Algonquin Road

       Schaumburg, Illinois 60196-8890

       Attn: General Counsel

       Fax: 847-576-3628


    With copies to:


       Mayer, Brown & Platt

       190 South LaSalle Street

       Chicago, Illinois 60603

       Attn: Edward S. Best

       Fax: 312-701-7711

    If to Company:


       Printrak International Inc.

       1250 North Tustin Avenue

       Anaheim, CA 92807

       Attn: Chief Financial Officer

       Fax: 714-666-1055

    With copies to:

       Stradling Yocca Carlson & Rauth

       660 Newport Center Drive, Suite 1600

       Newport Beach, CA 92660

       Attn: Bruce Feuchter, Esq.

       Fax: 949-725-4100

    If to Majority Stockholders

       The Smith Family Revocable Trust Dated October 2, 1992

       18683 Santa Isadora

       Fountain Valley, CA 92708

       Attn: Charles L. Smith

       Fax: 714-967-6319

       Giles Living Trust UDT Dated December 17, 1993

       12801 Panorama Crest

       Santa Ana, California 92705

       Attn: Richard M. Giles

       Fax: 714-731-7517

       The Giles Family Foundation

       12801 Panorama Crest

       Santa Ana, California 92705

       Attn: Richard M. Giles

       Fax: 714-731-7517

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

    SECTION 8.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the States of Delaware and of the United States of America located in the State of Delaware or any appellate court thereof (the "DELAWARE COURTS") for any litigation arising out of or relation to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

    SECTION 8.5. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Article I (other than Section 1.8) and Section 5.5 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

    SECTION 8.6. REMEDIES. The parties hereto agree that irreparable damage would occur in the event any provision of this agreement was not performed in accordance with the terms hereof or otherwise breached and that the parties shall be entitled to specific performance of the terms hereof or to an injunction to prevent such breach, in addition to any other remedy at law or in equity.

    SECTION 8.7. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    SECTION 8.8. INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact or setting or such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

    SECTION 8.9. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

    (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

    (b) "business day" shall mean any day other than a Saturday, Sunday or federal holiday;

    (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

    (d) "generally accepted accounting principles" or "GAAP" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended March 31, 1998 were prepared;

    (e) "including" means including, without limitation;

    (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, Governmental Entity, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (g) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

    SECTION 8.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank]

    IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                          MOTOROLA, INC.


                                          By: /s/ Carl F. Koenemann



                                          Name: Carl F. Koenemann



                                          Title: Executive Vice President and
                                                 Chief



                                                 Financial Officer - Corporate
                                                 Finance


                                          PANTHER ACQUISITION CORP.


                                          By: /s/ Carl F. Koenemann



                                          Name: Carl F. Koenemann



                                          Title: Vice President


                       [Signatures continue on next page]

    IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                          PRINTRAK INTERNATIONAL, INC.


                                          By: /s/ Richard M. Giles



                                          Name: Richard M. Giles



                                          Title: Chief Executive Officer


                       [Signatures continue on next page]

    IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                                       GILES LIVING TRUST UDT
                                                       DATED DECEMBER 17, 1993

                                                       By:             /s/ RICHARD M. GILES
                                                            -----------------------------------------
                                                                        Richard M. Giles,
                                                                             TRUSTEE

                                                       THE GILES FAMILY FOUNDATION

                                                       By:             /s/ RICHARD M. GILES
                                                            -----------------------------------------
                                                                        Richard M. Giles,
                                                                             TRUSTEE

                                                       Attested:

                                                       By:               /s/ OLIVA GILES
                                                            -----------------------------------------
                                                                           Oliva Giles,
                                                                            SECRETARY

                       [Signatures continue on next page]

    IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                                       THE SMITH FAMILY REVOCABLE TRUST
                                                       DATED OCTOBER 2, 1992

                                                       By:              /s/ CHARLES SMITH
                                                            -----------------------------------------
                                                                          Charles Smith,
                                                                            CO-TRUSTEE

                                                       By:               /s/ JANET SMITH
                                                            -----------------------------------------
                                                                           Janet Smith,
                                                                            CO-TRUSTEE

                       [Signatures continue on next page]

                                    ANNEX A
                             MAJORITY STOCKHOLDERS

NAME OF STOCKHOLDER                                           NUMBER OF SHARES OWNED
-------------------                                           ----------------------
The Smith Family Revocable Trust Dated October 2, 1992......          340,500
Giles Living Trust UDT Dated December 17, 1993..............        5,804,200
The Giles Family Foundation.................................           73,000
    TOTAL...................................................        6,217,700

                                SCHEDULE 6.2(L)
                              CONDITIONS TO CLOSE

1. Company shall have increased its reserves for incurred but nor reported medical claims by $265,000.

2.  Company shall have increased its inventory reserve by $470,000.

                                   APPENDIX B
                      OPINION OF WEDBUSH MORGAN SECURITIES

          1000 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90017-2465 MAILING ADDRESS: P.O. BOX 30014, LOS ANGELES, CALIFORNIA 90030-0014

WEDBUSH MORGAN                                                               (213) 688-4545
SECURITIES                                                               FAX (213) 688-6642
    INVESTMENT BANKERS SINCE 1925

August 28, 2000

Board of Directors
Printrak International, Inc.
1250 North Tustin Avenue
Anaheim, CA 92807

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares (the "Shareholders") of common stock (the "Shares"), of Printrak International, Inc. ("Printrak") of the consideration to be received by the Shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of August 28, 2000 (the "Merger Agreement") between Motorola, Inc. ("Motorola") and Printrak. There could be significant impact on the value if the Merger Agreement differs from the terms and conditions proposed.

    Pursuant to the Merger Agreement, Printrak will be merged with and into Motorola (the "Merger") in a cash transaction valued at $160 million (the "Merger Consideration").

    Wedbush Morgan Securities is an investment banking firm and a member of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes.

    For purposes of this opinion and in connection with our review of the Merger, we have reviewed, among other things: (i) the Merger Agreement;
(ii) Printrak's audited consolidated financial statements and notes thereto and management's discussion and analysis of the financial condition and results of operations contained in the Annual Report to Shareholders for each of the three years ended March 31, 2000; (iii) Printrak's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in the quarterly report on Form 10-Q for the period ended June 30, 2000; (iv) certain forward-looking projections prepared by Printrak's management for fiscal years ending March 31, 2001 through March 31, 2005; (v) views of management regarding the past and current business operations, financial condition and future prospects of Printrak; (vi) the reported market prices and historical trading activity of Printrak common stock, including a comparison of certain financial and stock market information for Printrak with similar information for comparable publicly traded securities and indices; (vii) the financial terms, to the extent publicly available, of certain recent business combinations in the public safety and criminal justice management industry; (viii) the current market environment and the Automated Fingerprint Identification Market and Computer-Aided Dispatch environments in particular; and (ix) such other information, studies, analyses, and examinations as we deemed appropriate.

                         MEMBER NEW YORK STOCK EXCHANGE

Board of Directors                                                           August 28, 2000
Printrak International, Inc.                                                     Page 2 of 2

    We have relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information provided to us by Printrak. We did not make an independent evaluation of the specific contracts (relying, where relevant, on the analyses and estimates of Printrak's management). While we did conduct a physical tour of Printrak's Anaheim and Irvine properties, we were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Printrak. With respect to financial projections prepared by and reviewed with management, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the future financial performance of Printrak, and that such performance will be realized in the amounts and in the time periods currently estimated. We have also assumed that there has been no material change in Printrak's assets, financial condition, results of operations, business or prospects since the date of the last financial statements. We further assumed that all conditions to the Merger will be satisfied and not waived.

    Our opinion is based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. Additionally, there could be significant impact on the value if the Merger Agreement differs from the terms and conditions proposed. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

    In the ordinary course of our business, we may actively trade the common stock of Printrak and/or Motorola for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in Printrak and/or Motorola common stock.

    It is understood that this letter is for the information of the Board of Directors of Printrak and may not be used for any other purpose without our prior written consent.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Shareholders in the Merger is fair, from a financial point of view, to the Shareholders.

Very truly yours,

/S/ WEDBUSH MORGAN SECURITIES
WEDBUSH MORGAN SECURITIES INC.

                                   APPENDIX C
              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
                                APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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
    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day or the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.